Exhibit 10.14

5 CROSBY STREET INC.,

Landlord

TO

BLUE APRON INC.,

Tenant

LEASE

The entire Fourth (4th) Floor
5 Crosby Street/22 Howard Street
New York, New York

As of October 28, 2014

EXHIBITS

Exhibit A - Floor Plan

Exhibit B - Landlord’s Work

Exhibit C - Tax Bill

Exhibit D - Rules and Regulations

Exhibit E - Tenant’s Sign Package

LEASE (this “Lease”) dated as of October 28, 2014 (this “Effective Date”), between 5 CROSBY STREET INC., a New York corporation, having an office at c/o Cape Advisors, Inc., 483 Broadway, 5th Floor, New York, New York 10013, (hereinafter called “Landlord”) and BLUE APRON, INC., a Delaware Corporation, having an office at 324 Maujer Street, Brooklyn, New York 11206 (hereinafter called “Tenant”).  The “parties” shall mean Landlord and Tenant.

W I T N E S S E T H:

ARTICLE 1
Demise, Premises, Term, Rents

1.01                        Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the “Demised Premises” (as such quoted term is hereinafter defined), in the building and improvements known as and located at 5 Crosby Street/22 Howard Street, New York, New York (the “Building”), for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided.  Each party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

1.02                        The premises hereby leased to Tenant is the entire fourth(4th) floor of the Building, as shown on the floor plan annexed hereto as Exhibit A and made a part hereof.  Said premises together with all fixtures and equipment which at the commencement, or during the term, of this Lease are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in Article 12) constitute and are referred to herein as the “Demised Premises.”  Until Landlord performs the elevator-stairway work as set forth in paragraph 17.05(ii) (the “Elevator- Stairway Work”), Tenant will be excluded from 161 square feet of the Demised Premises as shown on Exhibit A annexed hereto (the “Excluded Space”), and Fixed Rent will be reduced as set forth in Section 1.04.

1.03                        The term of this Lease (herein called the “Term”), for which the Demised Premises are hereby leased, shall commence November 15, 2014 (as such phrase is hereinafter defined) (such date herein called the “Term Commencement Date”), and shall end at noon on January 31, 2019 or shall end on such earlier date upon which said term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law (such ending date is hereinafter called the “Expiration Date”).

Tenant shall have the right to access and use the Demised Premises twenty (24) hours per day, seven (7) days per week, three-hundred sixty five (365) days each year throughout the Term of the Lease.

1.04                        The “rent” reserved under this Lease, for the Term thereof, shall be and consist of:

(a)                                 “Fixed Rent” shall be paid by Tenant as follows:

Period	Total Annual Fixed Rent	Monthly Fixed Rent
November 15, 2014 through January 31, 2015	$634,725.00	$52,893.75	*
February 1, 2015 through January 31, 2016	$647,419.56	$53,951.63
February 1, 2016 through January 31, 2017	$660,367.92	$55,030.66
February 1, 2017 through January 31, 2018	$673,575.24	$56,131.27
February 1, 2018 through January 31, 2019	$687,046.80	$57,253.90

* The Monthly Fixed Rent will be reduced by the monthly sum of $784.80 on a per diem basis ($26.16 per day) until Tenant has use of the Excluded Space in the Demised Premises which is being temporarily retained by Landlord in connection with the Elevator-Stairway Work.

(b)                                 “Additional Rent” consisting of any and all other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of Fixed Rent), and shall be payable on demand, unless other payment dates are hereinafter provided.

(c)                                  “Rent Commencement Date” means the date that is three (3) months from the Term Commencement Date; provided, Tenant shall pay any and all Additional Rent and other charges payable by Tenant in accordance with the terms of this Lease from and after the Term Commencement Date.

1.05                        Tenant agrees to pay the Fixed Rent and Additional Rent in lawful money of the United States of America.  The Fixed Rent shall be paid in equal monthly installments in advance on the first (1st) day of each calendar month during the Term of this Lease, at the office of Landlord set forth above, or such other place in the United States of America as Landlord may designate, without any setoff or deduction whatsoever except as expressly set forth in this Lease.  Should the obligation to pay Fixed Rent commence on any day other than on the first (1st) day of a month, then the Fixed Rent for such month shall be prorated on a per diem basis.

1.06                        Simultaneously with the execution of this Lease Tenant bas paid to Landlord the sum of $105,787.50 (the “Prepaid Rent”) which as of the Term Commencement Date shall be deemed earned by Landlord as prepaid rent and provided so long as the Lease has not been terminated prior thereto, as of each of the following months, such sum shall be applied toward the Fixed Rent due for each of the months of August, 2016, and August, 2017.  In the event that the Lease is terminated for any reason other than Tenant’s default, Landlord will return to Tenant any portion of the Prepaid Rent which was not yet applied.  If the Lease is terminated based upon Tenant’s default, then any portion of the Prepaid Rent not yet applied shall be credited against any liability of Tenant in any manner as Landlord deems appropriate in Landlord’s sole discretion.

1.07                        Tenant shall pay the Fixed Rent and Additional Rent as above and as hereinafter provided, respectively, by good and sufficient check (subject to collection) drawn on a reputable New York bank.

ARTICLE 2
Use

2.01                        Tenant shall use and occupy the Demised Premises for executive and general offices.  Provided that Tenant does not utilize any other portion of the Building for such purpose, Tenant shall also be able to utilize the Demised Premises for a kitchen for the testing and preparation of recipes and for photo shoots and online marketing of such recipes and for no other purpose.  It is intended that should Tenant rent more than one (1) floor (or part thereof) in the Building, Tenant shall only be able to utilize one (1) of said floors for kitchen purposes.  Tenant shall have the right to subsequently petition Landlord for permission to install a kitchen on multiple floors, in which event the decision whether to allow Tenant the ability to do so shall be in the sole and absolute discretion of Landlord.

2.02                        If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, the Land or the Building or the conduct of business thereon or therein, then Tenant, at its sole cost and expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord.  Tenant shall at all times comply with the terms and conditions of each such license or permit.  At no expense to Landlord, Landlord shall sign applications and otherwise cooperate with Tenant in connection with securing or maintaining such license or permit.

2.03                        Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or any portion thereof, or do or permit anything to be done in the Demised Premises, in violation of any zoning laws and/or resolutions or requirements of the Department of Buildings affecting the Demised Premises, the Land and/or the Building, and, in the event a certificate of occupancy is obtained for the Building, Tenant’s use of the Demised Premises shall not be in violation of the certificate of occupancy for the Demised Premises or for the Building so long as the certificate of occupancy obtained permits Tenant’s permitted use under Section 2.01 (excluding any right to maintain a kitchen).  Notwithstanding anything to the contrary contained herein, Tenant acknowledges that no certificate of occupancy has been obtained for the Demised Premises and/or for the Building and that the Demised Premises are located in a M1-5B Zone.  Landlord represents that the Building was constructed before certificates of occupancies were required under New York City laws and that Tenant’s use of the Demised Premises for executive and general offices is permitted under applicable zoning laws.  Landlord agrees that any certificate of occupancy that it obtains for the Building shall permit the Demised Premises and the third floor of the Building to be used for office purposes.  If, at any time, Tenant is prevented from lawfully using the Demised Premises or the third floor premises for executive and general offices due to the lack of a certificate of occupancy or pursuant to any certificate of occupancy that is hereafter issued, Landlord shall indemnify and hold harmless Tenant from any liability, damage or expense (including, without limitation, reasonable attorneys’ fees) arising therefrom and Fixed Rent and Additional Rent shall abate until Tenant is no longer prevented from using the Demised Premises for such purposes.  If Tenant is prevented from using the Demised Premises or third floor premises for more than ninety (90) days, Tenant may terminate this Lease on notice to Landlord.

2.04                        In connection with any permissible cooking in the Demised Premises:

(a)                                 Tenant, at is sole expense, shall install and keep in good order and condition exhaust fans, ventilating systems, or other similar exhaust devices.

(b)                                 Tenant shall use commercially reasonable efforts to keep the Demised Premises free from infestation of vermin and other pests.

(c)                                  Tenant will use commercially reasonable efforts to prevent any offensive odors for which Landlord has received bona fide reasonably based complaints, to emanate from the Demised Premises.  Upon notification from Landlord that Landlord has received complaints from other tenants of the Building, Tenant will promptly commence curing the condition, that has given rise to such odors including the installation of control devices or the implementation of procedures to eliminate such odors, and will complete such installations or implementation as commercially reasonable as possible thereafter.  Should Tenant fail to take commercially reasonable steps, Landlord, after notice to Tenant and expiration of any applicable cure period, shall (i) have the right but not the obligation to use self-help and bill Tenant for the cost thereof as Additional Rent; or (ii) treat such failure as a breach of a material obligation of Tenant’s tenancy hereunder.

(d)                                 Tenant shall not cause any food, waste or other foreign substance to be thrown or drawn into the plumbing or waste lines.  Tenant agrees to maintain the plumbing and waste lines in good order, repair and condition and to repair any damage resulting from any violation of this Article.

(e)                                  Tenant shall install and maintain a working smoke detector/carbon monoxide detector in the Demised Premises.

Tenant acknowledges that Landlord’s damages resulting from any breach of the provisions of this Article are difficult, if not impossible to ascertain and concedes that among any other remedies for any such breach permitted by law or the provisions of this Lease, Landlord shall be entitled to enjoin Tenant from any violation of said provisions.

ARTICLE 3
Preparation Of the Demised Premises

3.01                        Tenant has examined the Demised Premises and agrees to accept the same in their condition and state of repair existing as of the date hereof subject to normal wear and tear and to the removal therefrom of the property of the existing tenant or occupant thereof, if any, and understands and agrees that, except for “Landlord’s Work” (as such quoted term is hereinafter defined), and its obligations otherwise under this Lease, Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare the Demised Premises for Tenant’s occupancy except that, prior to the Term Commencement Date, Landlord shall cause the Demised Premises to be delivered in vacant, broom clean condition, and shall deliver an NYC DEP Form ACP-5 to Tenant showing that the Demised Premises is asbestos free.

3.02                        Prior to the Term Commencement Date, Landlord, at its sole cost and expense, except as otherwise provided herein, shall do that portion of the construction and other items of work in the Demised Premises set forth on Exhibit B attached hereto and made a part hereof (such work, “Landlord’s Work”).  Landlord will perform such items of Landlord’s Work and furnish materials to carry out the improvements provided for in Final Plans as herein provided.  In the event that, pursuant to Tenant’s request, any change(s) are requested to the Final Plans and such change(s) would increase the cost of the Landlord’s Work specified therein, the cost will be determined by Landlord and presented in writing to Tenant for Tenant’s reasonable approval prior to the commencement of any such change(s).  If Tenant approves the additional cost, Landlord will perform the changes and Tenant shall pay the additional cost to Landlord upon receipt of an invoice therefor, as Additional Rent hereunder.  If Tenant disapproves the additional cost, Landlord shall continue Landlord’s Work in accordance with the then existing Final Plans.  Landlord shall not be required to provide any services or do any act or thing or make any payment with respect to the Demised Premises or the appurtenances thereto, except as may be specifically provided herein.  Landlord shall deliver the Demised Premises free of outstanding construction or mechanics’ liens and any violations which prohibit, delay or interfere with the Tenant filing for Tenant’s Changes or obtaining permits or approvals, in broom clean and vacant condition, with the sprinkler, HVAC, plumbing, heating and electrical systems in proper and good working order.

3.03                        Intentionally Deleted.

3.04                        Except as otherwise set forth in this Lease, all fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises shall be and remain a part of the Demised Premises and shall be deemed the property of Landlord.

3.05                        All movable partitions, other business and trade fixtures, furnishings, furniture, machinery and equipment, located in the Demised Premises and acquired by Tenant, without expense to Landlord (“Tenant’s Property”), which can be removed without damage to the Building shall remain the property of Tenant and, except as otherwise prohibited by this Lease, may, at Tenant’s option, be removed by it at any time during the Term of this Lease; provided that, if any of Tenant’s Property is removed, Tenant shall promptly pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal.  In addition, Tenant shall pay, prior to delinquency, any and all taxes and assessments levied upon or against Tenant’s Property and/or all work, alterations and improvements made by or performed by Tenant of which Tenant has had notice, failing which Landlord may do so on Tenant’s behalf and, thereafter be reimbursed by Tenant upon demand, as Additional Rent hereunder.

3.06                        Notwithstanding anything to the contrary contained elsewhere in this Lease, in the event that this Lease is terminated under the provisions of Article 25, then and in such event Landlord shall be entitled to the return of any proportionate share of any Fixed Rent which, pursuant to Section 1.04(c),was not paid for the period between the Term Commencement Date and the Rent Commencement Date (the “Free Rent”) and if Landlord has paid a brokerage commission on account of this Lease a proportionate share of the aggregated total amount of the brokerage commission paid by Landlord computed as follows:

number of months remaining

in the Term of this Lease at time

of default by Tenant                                                                               x                                         any brokerage commission paid by Landlord, plus the total amount of Free Rent ($158,681.25)

total number of months of the term of this Lease.

Such sum shall be deemed Additional Rent due and owing by Tenant on the date of any such termination of this Lease and shall be in addition to all other damages and remedies herein provided and provided by law.  The obligation of Tenant to pay such Additional Rent (or damages) to Landlord shall survive the expiration or earlier termination of this Lease.

3.07                        Landlord covenants and agrees to:

(a)                                 deliver the Demised Premises free of Hazardous Materials and that Landlord, at its sole cost and expense, shall comply with all applicable laws, rules and regulations (including, without limitation, any such requirements under any hazardous materials laws; and

(b)                                 maintain in good working order and repair the exterior and the structural portions of the Building, including, without limitation, the structural portions of the Demised Premises, the sidewalks and the lobby and other public portions of the Building, the Building systems, elevators and the Building plumbing, electrical and sprinkler, serving the Demised Premises and common areas of the Building.  In addition, Landlord shall perform all other repairs caused by, or resulting from, carelessness, omission, neglect or improper conduct of Landlord or its agents, employees or contractors.

ARTICLE 4
Taxes

4.01                        A.                                    Tenant agrees to pay as Additional Rent over and above the Fixed Rent set forth in Article 1, Sixteen and 67/100 (16.67%) Percent (hereinafter “Tenant’s Percentage”) of any and all increases in Real Estate Taxes (as hereinafter defined) above those for the Base Tax Year (as hereinafter defined), as finally determined, imposed by the City of New York and paid by Landlord, with respect to the land and buildings known as, designated by and located in New York County, Manhattan Block #233 Lot #30 of which the Demised Premises are a part with respect to every Tax Year (hereinafter defined) or part thereof during the term of this Lease, whether any such increase results from a higher tax rate or an increase in the assessed valuation of the property, or both.  Should the rentable square footage of the Building ever be increased by the addition of floors, Tenant’s percentage shall be proportionally reduced.

B.                                    “Real Estate Taxes” shall mean the sum of the real estate taxes, assessments and special assessments imposed upon the Building and the Land [Annexed as Exhibit C hereto is a copy of a tax bill for the Building and the Land] and payable by Landlord and any rights or interests appurtenant to either and payable by Landlord (hereinafter defined as “Real Estate Taxes”).  Real Estate Taxes shall not include any franchise or income tax, inheritance, gift, estate, excise, franchise, transfer or sales tax and shall not include any interest or penalties incurred by Landlord as a result of Landlord’s late payment of Real Estate Taxes.  If at any time during the term of this Lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or changes now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed upon Landlord, or (iii) a license fee or charge measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term “Real Estate Taxes” for the purposes hereof.  Notwithstanding the fact that the aforesaid increase in Additional Rent is measured by Real Estate Taxes, such increase is Additional Rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any Real Estate Taxes by reason of  Tenant’s diplomatic status or for any other reason whatsoever.

C.                                    The term “Base Tax Year” shall mean a blend of the average of Real Estate taxes, the twelve (12) month fiscal period commencing on July 1, 2014 and ending on June 30, 2015 and the twelve (12) month fiscal period commencing on July 1, 2015 and ending on June 30, 2016.  Notwithstanding the foregoing, to the extent the Real Estate Taxes are increased specifically attributable to a physical improvement assessment attributable to and related solely to the Elevator-Stairway Work set forth in Section 17.05(ii) and/or issuance of an initial Certificate of Occupancy directly for the Building then the amount of such increase shall be added to the Real Estate Taxes for Base Year Tax.

D.                                    The term “Tax Year” shall Taxes mean the half year commencing on January l, 2016 and ending on June 30, 2016 and thereafter each twelve (12) month fiscal period commencing July 1 and ending June 30, any portion of which fiscal period occurs during the term of this Lease, any portion of which fiscal period occurs during the term of this Lease.

E.                                     For each Tax Year Tenant shall pay an amount (the “Tax Payment”) equal to Tenant’s Percentage of the increase in Real Estate Taxes for such Tax Year over the Real Estate Taxes payable by Landlord for the Base Tax Year.  All such payments shall be appropriately prorated for any partial fiscal periods for which Real Estate Taxes are first payable and in which the term of this Lease shall expire.

F.                                      If an abatement or exemption is in effect for the Base Tax Year, such abatement or exemption shall be included in the Real Estate Taxes for said Base Tax Year.  If the taxes for the Base Tax Year shall be reduced from the amount originally imposed after Landlord shall have rendered a statement to Tenant with respect to a subsequent tax year, the amount of taxes for the Base Year and the Tax Payment with respect to each subsequent tax year shall not be adjusted.

G.                                    Tenant shall pay Tenant’s Percentage increases for each Tax Year over the Base Year Tax no later than 20 days before each installment is due to the City of New York.

H.                                   Tenant shall be entitled to benefit on a pro rata basis in any reduction or refund in Real Estate Taxes awarded to Landlord as a result of any tax certiorari proceedings or otherwise, net after Landlord has deducted all customary and reasonable fees and expenses associated with said proceedings.  Any credit due Tenant will be credited against any future Fixed Rent or additional rent then due pursuant to the Lease with any balance paid to Tenant within 10 days.  The foregoing obligation by Landlord shall survive expiration or termination of this Lease.  In no event shall any provision of this paragraph result in any reduction in the Fixed Rent or additional rent payable pursuant to any other provision of this Lease.

I.                                        Notwithstanding the fact that the Tax Year runs from July 1 of a given year to June 30 of the following year, Tenant shall first be obligated to make any payment on account of this Article for increases incurred as of January 1, 2016 and thereafter.

J.                                        The parties agree that the tax bill from the applicable governing taxing authority shall be conclusive evidence as to the amount of Taxes during any applicable fiscal tax year and Tenant shall have no right to dispute same.

K.                                    Landlord’s failure during the Term to prepare and deliver any of the tax bills, statements, notices or bills set forth in this Article 4, or Landlord’s failure to make a demand for payment therefore, or Landlord’s preparation and delivery of any incorrect tax bills, statements, notices or invoices, shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of Additional Rent that may have or are to become due during the Term.  Tenant’s liability for the amounts due under this Article 4 shall survive the expiration of the Term for a period of five years.

ARTICLE 5
Subordination, Notice To Mortgagees

5.01                        This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to the lien of all mortgages which may now or hereafter affect the Land and/or Building, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such mortgages and spreaders and consolidations of such mortgages.  This Article shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument that Landlord or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination.  The mortgages to which this Lease is, at the time referred to, subject and subordinate are hereinafter sometimes called “superior mortgages” and the holder of a superior mortgage or its successor in interest at the time referred to is sometimes hereinafter called a “holder”.  Landlord confirms that there is currently no superior lease or superior mortgage.

5.02                        In the event of any act or omission of Landlord or casualty which would give Tenant the right, immediately or after lapse of a period of time or notice, to cancel or terminate this Lease (other than Landlord’s failure to deliver possession on the Term Commencement Date), or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each superior mortgage and the lessor of each superior lease and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such mortgage holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such holder or lessor shall with due diligence give Tenant written notice of its intention to, and commence and continue, remedy such act or omission and Fixed Rent and Additional Rent abate to the extent of interference with Tenant’s ability to use the Demised Premises during such cure period.

5.03                        If the holder of a superior mortgage, or the designee thereof, shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new deed, then at the request of such party so succeeding to Landlord’s rights (herein sometimes called “successor landlord”) and upon successor landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment.  Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease and shall be applicable after such attornment except that the successor landlord shall not:

(a)                                 be liable for any previous act or omission of Landlord under this Lease unless;

(b)                                 be subject to any offset, not expressly provided for in this Lease, which shall have theretofore accrued to Tenant against Landlord unless continuing at the time that the successor landlord takes over and provided that Tenant has given successor landlord thirty (30) days notice of and opportunity to cure the condition(s) which Tenant claims give rise to a right of offset;

(c)                                  be bound by any previous modification of this Lease signed after Landlord notifies Tenant of any consent requirement, not expressly provided for in this Lease, or except for obligations under paragraph 1.06 and crediting of any prepaid rent, any previous prepayment of more than one (1) month’s Fixed Rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease or the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this Lease.

5.04                        If, in connection with obtaining, continuing or renewing financing for which the Building, Land or the interest of the lessee under any superior lease represents collateral, in whole or in part, the holder or proposed holder (including any which may elect that this Lease shall have priority over such superior mortgage) shall request reasonable modifications of this Lease as a condition of such financing, Tenant shall not unreasonably withhold its consent thereto, provided that such modifications do not increase Tenant’s obligation to pay Fixed Rent or Additional Rent or shorten or lengthen the Term of this Lease or do not increase any other obligations or diminish any other rights of Tenant under this Lease except to a de minimus extent.

5.05                        Landlord shall use reasonable efforts to obtain for the benefit of Tenant a nondisturbance agreement from any present or future mortgagee or holder of an estate or interest having priority over this Lease.

ARTICLE 6
Quiet Enjoyment

6.01                        Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises subject, nevertheless, to the obligations of this Lease and, as provided in Article 5, to the superior mortgages, if any.

ARTICLE 7
Assignment And Subletting

7.01                        Except as provided in this Lease, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, nor suffer, nor permit the Demised Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance not to be unreasonably withheld, conditioned or delayed.  Tenant shall reimburse Landlord as additional rent for any reasonable out of pocket expenses of Landlord associated with such review.  If this Lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, but shall not be obligated to, after default by Tenant, collect rents from the assignee, undertenant or occupant, and apply the net amount collected to the rents herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant under this Lease, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.  Provided however, in the event of an assignment of the Lease to an entity having a net worth of $100 million or more as reasonably demonstrated to Landlord via a financial statement prepared pursuant to GAAP principles and certified by an accountant, and cash on hand equal to at least double the amount of Fixed Rent remaining for the Term and Renewal Term (if applicable) Tenant shall be deemed released from all liabilities and obligations under this Lease.  The consent by Landlord to an assignment or underletting shall not be construed to relieve Tenant, or its assignee or subtenant, from obtaining the express consent in writing of Landlord to any further assignment or underletting if and to the extent required under this Lease.  In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord’s prior written consent in each instance (which consent may not be unreasonably withheld, conditioned or delayed).  In the event of any sublet, Tenant shall remain fully liable under this Lease.

7.02                        If Tenant shall, at any time or times during the Term of this Lease, desire to assign this Lease or sublet more than fifty (50%) percent of the square footage of the Demised Premises, Tenant shall give notice thereof to Landlord.  Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord may, at its option terminate this Lease by notice to Tenant at any time within thirty (30) days after such notice has been given by Tenant to Landlord.  If Landlord fails to exercise its termination option under this Section within such (30) day period, then Landlord shall be deemed to have waived its right to exercise such option.

7.03                        If Landlord exercises its option to terminate this Lease in accordance with Section 7.02, then this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the Fixed Rent and Additional Rent due hereunder shall be paid and apportioned to such date, the security deposit and any unapplied Prepaid Rent shall be paid to Tenant and Tenant shall have no further liabilities or obligations under this Lease.

7.04                        INTENTIONALLY OMITTED.

7.05                        INTENTIONALLY OMITTED.

7.06                        INTENTIONALLY OMITTED.

7.07                        In the event Landlord does not exercise the option provided to it pursuant to Section 7.02 and provided that Tenant is not in default, after notice and expiration of any applicable cure period, of any of Tenant’s obligations under this Lease, Landlord’s consent (which must be in writing and in form and substance satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld, conditioned, or delayed, provided and upon condition that:

(a)                                 Tenant shall have furnished Landlord with (a) an original, fully executed, copy of a binding agreement or letter of intent between Tenant and the proposed assignee or subtenant (contingent upon Landlord’s approval) containing all of the material terms of the proposed assignment or sublease, the effective or term commencement date of which shall be not less than ten (10) nor more than one hundred twenty (120) days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises, and (c) current reasonably detailed financial information with respect to the proposed assignee or subtenant including, without limitation, its most recent financial report;

(b)                                 Tenant shall reimburse Landlord on demand for any and all reasonable costs or expenses that may be incurred by Landlord in connection with said assignment or sublease including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent; and

(c)                                  The assignment or sublease shall not allow the use of the Demised Premises or any part thereof for (i) the preparation and/or sale of food for on or off premises consumption (except as provided in Article 2, Paragraph 2.01) or (ii) for use by a foreign or domestic governmental or quasi-governmental agency.

Landlord shall have thirty (30) days (in addition to the times specified in paragraph 7.02) to complete Landlord’s review and grant or withhold consent.  If Landlord fails to respond to Tenant within such thirty (30) day period, Tenant shall be entitled to send Landlord a second reminder notice.  If Landlord then fails to respond within five (5) business days of the receipt of the second notice, Landlord shall be deemed to have approved the proposed assignment or sublet.  Each subletting pursuant to this Article shall, except as set forth elsewhere in this Lease, be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease.  Notwithstanding any such subletting to any subtenant and/or acceptance of Fixed Rent or Additional Rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Fixed Rent and Additional Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions any assignee, subtenant or other occupant permitted hereunder or anyone claiming under or through any assignee, subtenant or other occupant permitted hereunder which shall be in violation of any of the obligations of this Lease, shall be deemed to be a violation by Tenant.  Tenant further agrees that notwithstanding any such assignment or subletting, no other and further assignment or subletting of the Demised Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article.  If Landlord shall reasonably decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under Section 7.02, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

7.08                        In the event that (a) Landlord fails to exercise any of its options under Section 7.02 and thereafter consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within ninety (90) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Section 7.02 before assigning this Lease or subletting all or part of the Demised Premises.

7.09                        With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed:

(a)                                 No subletting shall be for a term ending later than one (1) day prior to the Expiration Date;

(b)                                 No sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord within the time period provided in Section 7.08(b);

(c)                                  Each sublease shall provide that it is subject and subordinate to this Lease and subject to Section 7.14 to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset not expressly provided in this Lease, if any, which theretofore accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease or by any prepayment of more than one (1) month’s rent.

7.10                        If the Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall, in consideration therefor, pay to Landlord, as Additional Rent:

(a)                                 in the case of an assignment, an amount equal to fifty (50%) percent of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, in each case, which is located in the Demised Premises less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns, exclusive of any allowance or credit given by Landlord), and after deducting the cost of reasonable alterations, reasonable legal fees and reasonable brokerage commissions; and

(b)                                 in the case of a sublease, fifty (50%) percent of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, in each case, which is located in the Demised Premises, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns, exclusive of any allowance or credit given by Landlord), and after deducting the cost of reasonable alterations, reasonable legal fees and reasonable brokerage fees.

The sums payable under subsections (a) and (b) above shall be paid to Landlord, as Additional Rent, as and when due and payable from the assignee or subtenant, as the case may be, to Tenant.  Provided however that if the assignee or subtenant, as the case may be, fails to make any required payments when due and Tenant is in good faith actively pursuing collection thereof, the obligations of Tenant to remit payment of any sum due under subsections (a) and (b) above shall be deferred until paid by such assignee or subtenant.

7.11                        Except as otherwise set forth in this Article, if Tenant, or any permitted assignee or subtenant, is a corporation, the provisions of Section 7.01 shall apply to a transfer, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, of a majority of the issued and outstanding capital stock of Tenant, or any permitted assignee or subtenant, as if such transfer of a majority of the stock of Tenant, or any permitted assignee or subtenant, were an assignment of this Lease.  If Tenant, or any permitted assignee or subtenant, is a partnership, the provisions of Section 7.01 shall apply to a transfer, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, of a majority of the total interest in the partnership as if such transfer of a majority of the total interest in the partnership were an assignment of this Lease.  Notwithstanding the foregoing or anything herein to the contrary, the foregoing provisions of this Article (Section 7.01 through Section 7.10 and

Section 7.12) shall not apply to any assignment or other transfer of this Lease (whether by merger, consolidation, sale of stock or other equity interests, or the sale of all or substantially all of Tenant’s assets), or any subletting of all or a portion of the Demised Premises to any corporation, partnership or other entity (a) into or with which Tenant (or Tenant’s direct or indirect parent entity) is merged or consolidated, or (b) to which all of Tenant’s goodwill and all or substantially all of the Tenant’s assets are transferred, or (c) that is controlled by, controlling or under common control with Tenant, or (d) are transfers of stock in connection with private investments or “going public” or (e) are transfers to family members, family trusts, related entity affiliates, transfers between and among present owners and future purchasers of equity in investment transactions, and issuance of additional or transfer of equity interests or with respect to leasehold financing provided, however, Tenant shall notify Landlord after entering into any such transaction.  If Landlord questions whether the transaction should have been subject to Landlord’s reasonable consent, Tenant shall provide Landlord with reasonably satisfactory evidence that such transaction does not require Landlord’s consent as herein required (unless prevented from doing so by securities or other laws or any confidentiality agreement relating to such transaction).

7.12                        Any assignment or transfer shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement, within the time provided in Section 7.08(b), in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in this Article 7 shall, notwithstanding such assignment or transfer, continue to be binding upon Tenant in respect of all future assignments and transfers.  The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Fixed Rent and/or Additional Rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Fixed Rent and Additional Rent and for all of the other obligations of this Lease on the part of Tenant to be performed or observed.  Notwithstanding the foregoing, if there is an assignment in compliance with the terms of this Lease and the assignee utilizing GAAP standards has a net worth equal to or greater than Tenant, Tenant shall be released of its obligations hereunder.  In any instance where the original named tenant shall have assigned this Lease, Landlord shall, when giving notice to said assignee in respect of any default, also send a copy of such notice to the original named tenant and no notice of default shall be effective until a copy thereof is so given to the original named tenant.  The original named tenant shall have the same period after receipt of such notice to cure or commence to cure such default as is given to Tenant under this Lease and the original named tenant shall have the right thereafter to take possession of the Demised Premises provided it cures any such default within the time periods permitted by the Lease.

7.13                        Subject to the foregoing limitations, the joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease, except assignor not liable for additional or greater obligations created after assignment.

7.14                        In the event that Tenant has sublet all or substantially all of the Demised Premises and Tenant thereafter is in default under this Lease (monetary or non-monetary or bankruptcy-related event) beyond notice and expiration of any applicable cure period and this Lease terminates as a result thereof, Landlord agrees that the right of the subtenant to continue to occupy the Demised Premises shall not be affected by such termination so long as:

i.                                          If this Lease were terminated due to default, the default(s) which served as the basis for removal of Tenant were caused in whole by Tenant and not in any manner caused by subtenant either in whole or in part.

ii.                                       The subtenant was a subtenant whose subtenancy originally required Landlord’s consent (subtenant not being a party or parties as described in paragraph 7.12 above).

iii.                                    The subtenant attorns in writing to Landlord and at Landlord’s election either assumes Tenant’s obligations under this Lease or reaffirms subtenant’s obligations under the sublease with Tenant under the sublease originally furnished to Landlord with such sublease then becoming a direct lease with Landlord; and

iv.                                   The subtenant deposits with Landlord additional security in the sum equal to twenty- five (25%) percent of the Annual Fixed Rent for the last year of the Term or Renewal Term; and

v.                                      Tenant has (or on Tenant’s behalf, subtenant has) fulfilled all of Tenant’s monetary obligations occurring through the effective date of the attornment.

ARTICLE 8
Compliance With Laws and Requirements Of Public Authorities

8.01                        Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of public authority, and Tenant, at its sole cost and expense, shall comply with all laws and requirements of public authorities which shall, with respect to the Demised Premises or the use and/or occupation thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant’s particular manner of use of the Demised Premises, (ii) the particular manner of conduct of Tenant’s business or operation of its installations, equipment or other property therein, (iii) any cause or condition created by or at the instance of Tenant, including the performance of any work performed by Landlord for or on behalf of Tenant, or (iv) breach of any of Tenant’s obligations hereunder.  However, Tenant shall not be so required to make any structural or other substantial change in the Demised Premises unless the requirement arises from a cause or condition referred to in clause (i), (ii), (iii) or (iv) above.  Landlord, at its expense, shall comply with all other such laws and requirements of public authorities as shall affect the Demised Premises, but may contest the same subject to conditions reciprocal to Subsections (a), (b) and (d) of Section 8.02.  Landlord and Tenant hereby acknowledge and agree that Tenant’s obligations with respect to the Demised Premises under this Section 8.01 shall include, without limitation, compliance throughout the Term of this Lease with the Americans With Disabilities Act of 1990, together with all amendments thereto which may be adopted from time to time, and all regulations and rules promulgated thereunder (the “ADA”) but solely if any such obligation arises from a cause or condition referred to in (i), (ii), (iii) or (iv) above; provided however, that Landlord agrees to cause the “Common Areas” (as such quoted term is hereinafter defined) to be in compliance with the ADA and all other applicable laws and regulations, as and to the extent thereby required unless the need for compliance is occasioned by either the specific manner of operation of Tenant’s business or alterations performed by Tenant in which case Tenant shall be responsible for the Common Areas as well.  Tenant shall pay all the costs, expenses, fines, penalties and damages imposed upon Landlord or any superior lessors or superior mortgagees by reason of or arising out of Tenant’s failure to comply with legal requirements or insurance requirements if and to the extent required under the provisions of this Section.  For example, but not by way of limitation, if any public authority requires any additional sprinkler heads or changes to the sprinkler system in or serving the Demised Premises solely by reason of the particular manner of conduct of Tenant’s business in the Demised Premises or by reason of Tenant’s alterations, or the location of partitions, trade fixtures, or other contents of the Demised Premises if and to the extent installed by Tenant, Tenant shall, at its sole cost and expense, promptly make and supply such additional sprinkler heads or make such changes.  Landlord shall be responsible, at its sole cost and expense, for compliance with all applicable laws with respect to Building systems and other portions of the Building not part of the Demised Premises or those portions of the Demised Premises which are not Tenant’s obligation and with respect to all violations existing on the Lease Term Commencement Date or arising from or related to Landlord’s Work.  Notwithstanding anything to the contrary contained herein, Tenant acknowledges that (i) no certificate of occupancy has been obtained for the Demised Premises and/or for the Building, (ii) Landlord represents that the permitted use for the Demised Premises and for the Building (i.e., office use and cooking) is an “as of right” use pursuant to current zoning for the Building and (iii) the foregoing shall not be deemed or construed to relieve Tenant of any of its obligations under this Lease, it being understood and agreed to by Tenant that Tenant shall remain fully bound to perform its obligations hereunder notwithstanding the foregoing.  Notwithstanding anything to the contrary set forth herein, Landlord acknowledges that there is an open application pending with the New York City Department of Buildings (“DOB”) with respect to the Demised Premises.  If such open application prohibits Tenant from filing an application for Tenant Changes or delays or interferes with such filing or with Tenant obtaining permits or approvals (without any other fault of Tenant), Landlord covenants and agrees to use best efforts to close out such application and to indemnify Tenant for any costs and expenses Tenant incurs arising from any additional requirements or changes to Tenant’s plans required by DOB as a result of such open application or the previous tenant’s work in the Demised Premises.

8.02                        Tenant may, at its sole cost and expense (and if necessary, in the name of but without expense to Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any law or requirement of public authority, and Landlord shall cooperate with Tenant in such proceedings, provided that:

(a)                                 Landlord shall not be subject to criminal penalty or to prosecution for a crime nor shall the Demised Premises or any part thereof be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest;

(b)                                 Tenant shall defend, indemnify and hold harmless Landlord against all liability, loss, damage, cost or expense which Landlord shall suffer by reason of such non-

compliance or contest including, but not limited to, reasonable attorney’s fees and other reasonable expenses incurred by Landlord;

(c)                                  Such non-compliance or contest shall not constitute or result in any violation of any superior lease or superior mortgage, or if such superior lease and/or superior mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant;

(d)                                 Tenant shall furnish Landlord with such security as Landlord shall require in connection with Tenant’s non-compliance or contest; and

(e)                                  Tenant shall keep Landlord advised in writing as to the status of such proceedings.

Without limiting the application of Section 8.02(a) thereto, Landlord shall be deemed subject to prosecution for a crime within the meaning of said Subsection, if Landlord, or any officer or shareholder of Landlord individually, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or such officer (as the case may be) is required to plead or answer thereto.

8.03                        In addition, and notwithstanding anything to the contrary contained elsewhere in this Lease, Tenant shall, at all times, comply with all local, state and federal laws, rules and regulations governing the use, handling and disposal of “Hazardous Material” (as such quoted term is hereinafter defined) in the Demised Premises by Tenant, its subtenants, licensees and invitees including, but not limited to, Section 1004 of the Federal Reserve Conservation and Recovery Act, 42 U.S.C. §6901 et. seq. (42 U.S.C. §6903) and any additions, amendments, or modifications thereto with respect to Hazardous Material which Tenant brings into the Demised Premises.  Landlord shall be responsible for any Hazardous Material present on the Term Commencement Date.  As used herein, the term “Hazardous Material” shall mean any hazardous or toxic substance, material or waste which is, or becomes, regulated by any local or state government authority in which the Demised Premises is located or the United States Government.  Landlord and its agents shall have the right, but not the duty, to inspect the Demised Premises at any time to determine whether Tenant is complying with the terms of this Section 8.03.  If Tenant is not in compliance with this Section 8.03, Landlord shall have the right to immediately enter upon the Demised Premises and take whatever actions as are reasonably necessary to comply including, but not limited to, the removal from the Demised Premises of any Hazardous Material and the restoration of the Demised Premises to a clean, neat, attractive, healthy and sanitary condition.  Tenant shall pay all costs so incurred by Landlord due to Tenant’s failure to comply with the terms of this Section, as Additional Rent, ten (10) days upon receipt of a bill therefor.

ARTICLE 9
Insurance

9.01                        Subject to the uses permitted under Section 2.01 Tenant shall not do or suffer or permit anything to be done in or about the Demised Premises or the Building which would:  (a)

subject Landlord to any liability for injury to any person or property, (b) cause any increase in the insurance rates applicable to any policies of insurance carried by Landlord covering the Real Property, the Building or the rental income to be derived therefrom or the Building equipment or other property of Landlord, or cause insurance companies of good standing to refuse to insure the aforesaid interests of Landlord in amounts reasonably satisfactory to Landlord, or (c) result in the cancellation of any policy of insurance or the assertion of any defense by the insurer to any claim under any policy of insurance maintained by or for the benefit of Landlord.

9.02                        If, as the result of any failure by Tenant to comply with the terms of Section 9.01, the insurance rates applicable to any policy of insurance carried by Landlord covering the Real Property, the Building or the rental income to be derived therefrom or the Building equipment or other property of Landlord, shall be increased, Tenant agrees to pay Landlord, as additional rent, within fifteen (15) days after Landlord’s demand therefor, the portion of the premiums for said insurance attributable to such higher rates.  Notwithstanding the foregoing that except for possible cooking for which Landlord makes no representation, Tenant’s use of the Demised Premises for the permitted use under this Lease shall not subject Tenant to this obligation.  In the event that Landlord claims that the premiums for any insurance carried by Landlord covering the Real Property have increased on account of Tenant’s kitchen use, Tenant shall be reasonable for increases solely to the extent they are commercially reasonable and provided that Landlord furnishes reasonable evidence supporting Landlord’s claim for the additional premiums.  A schedule or rule book issued by the Insurance Services Office or any other insurance rating organization having jurisdiction, or the rating procedures or rules of Landlord’s insurance companies shall be conclusive evidence of the several items and charges which make up the insurance rates and premiums on the Demised Premises and the Building and the rental income to be derived therefrom.

9.03                        A.                                    Tenant shall secure and keep in full force and effect throughout the Term, at Tenant’s sole cost and expense, (i) Commercial General Liability Insurance, written on an occurrence basis, and in the limits of Five Million ($5,000,000.00) Dollars combined single limit for personal and bodily injury and death arising therefrom and Broad Form property damage arising out of any one occurrence in, upon, adjacent to or in connection with the Demised Premises or any part thereof, which insurance shall include coverage for contractual liability, Landlord’s protective liability, independent contractor’s liability and completed operations liability; (ii) insurance upon Tenant’s Property (as hereinafter defined), fixtures, furnishings and equipment, including Tenant’s Changes, in an amount equal to the full replacement value thereof (including an “agreed amount” endorsement), including any increase in value resulting from increased costs, with coverage against such perils and casualties as are commonly included in “all risk” insurance policies (including breakage of glass within the Demised Premises, sprinkler leakage and collapse) and if commercially available at competitive rates, back-up of sewers and drains in the Demised Premises installed by or on behalf of Tenant (or anyone claiming under or through Tenant); (iii) during the course of construction of any Tenant’s Changes and until completion thereof, at Landlord’s election, Builder’s Risk Insurance on an “all risk” basis (including collapse) on a completed value (non-reporting) form for full replacement value covering the interests of Landlord and Tenant in all work incorporated in the Building and all materials and equipment in or about the Demised Premises; (iv) Workers’ Compensation Insurance, as required by law; (v) business interruption insurance using the insurance service office standard form (or equivalent) on all “all risk” basis to reimburse Tenant for its loss of profits and expenses as a result of an interruption of business, which such coverage shall be purchased and maintained at a limit adequate to protect not less than twelve months of profits and expenses; and (vi) such other insurance in such amounts as Landlord may reasonably require from time to time provided the same is then customary for either buildings or uses of this nature.  All such insurance shall contain only such “deductibles” as Landlord shall approve in writing, which approval shall not be withheld if commercially reasonable.  The minimum amounts of insurance required herein shall not be construed to limit the extent of Tenant’s liability under this Lease.  In addition, prior to any entry upon the Demised Premises by Tenant or any of Tenant’s employees, agents or contractors, Tenant shall deliver or cause to be delivered to Landlord certificates evidencing that all insurance required hereunder is in full force and effect.  Tenant shall have the right to insure and maintain the insurance coverages set forth in this Article under blanket insurance policies covering other premises occupied by Tenant so long as such blanket policies comply as to terms and amounts with the insurance provisions set forth in this Lease; provided that upon request, Tenant shall deliver to Landlord a certificate of Tenant’s insurer evidencing the portion of such blanket insurance allocated to the Demised Premises.

B.                                    All such insurance shall be written in form and substance reasonably satisfactory to Landlord by an insurance company in a financial size category of not less than XI and with general policy holders’ ratings of not less than A, as rated in the most current available “Best’s” insurance reports, or the then equivalent thereof, and licensed to do business in New York State and authorized to issue such policies.  All policies of insurance procured by Tenant shall contain endorsements providing that (i) such policies may not be reduced or canceled (including for nonpayment of premium) or allowed to lapse with respect to Landlord or materially changed or amended except after thirty (30) days’ prior notice from the insurance company to Landlord, sent by certified or registered mail; and (ii) Tenant shall be solely responsible for the payment of premiums therefor notwithstanding that Landlord or any other party is or may be named as an insured.  Duly executed certificates of insurance (including endorsements and evidence of the waivers of subrogation required herein), together with reasonably satisfactory evidence of payment of the premiums therefor, shall be delivered to Landlord, on or before five (5) days following the Commencement Date.  Each renewal or replacement of a policy shall be so deposited at least thirty (30) days prior to the expiration of such policy.  Tenant shall not carry any separate or additional insurance concurrent in form or contributing in the event of any loss or damage with any insurance required to be maintained by Tenant under this Lease, and all policies of insurance procured by Tenant shall be written as primary policies not contributing to or in excess of coverage that Landlord may carry.

C.                                    All insurance procured by Tenant under this Article shall be issued in the names and for the benefit of Landlord and Landlord’s managing agent, each as an additional insured (but only as to the Demised Premises), Tenant and, if Landlord requests, the superior mortgagee on the Land and/or the Building, as its interests may appear, and shall contain an endorsement that each of Landlord, Landlord’s managing agent and such mortgagee or lessor, although named as an additional insured, nevertheless shall be entitled to recover under said policies for any loss or damages occasioned to it, its agents, employees, contractors, directors, shareholders, partners and principals (disclosed or undisclosed) by reason of the negligence or tortious acts of Tenant, its servants, agents, employees and contractors.  Landlord agrees that only Tenant shall be named a loss payee under Tenant’s insurance policies covering Tenant’s Property and Workers’ Compensation.

9.04                        Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage policy obtained by it and covering the Building, the Demised Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party.  The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Demised Premises.  If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then, except as provided in the following two (2) paragraphs, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

In the event that Landlord shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, at Tenant’s option Landlord shall cause Tenant to be named in such policy or policies as one of the assureds, but if any additional premium shall be imposed for the inclusion of Tenant as such as assured, Tenant shall pay such additional premium to Landlord promptly upon demand.  In the event that Tenant shall have been named as one of the insureds in any of Landlord’s policies in accordance with the foregoing, Tenant shall endorse promptly to the order of Landlord, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Tenant hereby irrevocably waives any and all rights in and to such proceeds and payments.

In the event that Tenant shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Tenant shall cause Landlord to be named in such policy or policies as one of the assureds, but if any additional premium shall be imposed for the inclusion of Landlord as such an assured, Tenant shall pay such additional premium upon demand or Tenant shall be excused from its obligations under this paragraph with respect to the insurance policy or policies for which such additional premiums would be imposed.  In the event that Landlord shall have been named as one of the assureds in any of Tenant’s policies in accordance with the foregoing, Landlord shall endorse promptly to the order of Tenant, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Landlord hereby irrevocably waives any and all rights in and to such proceeds and payments.

Subject to the waiver of subrogation being obtained or being named as an additional insured pursuant to the foregoing provisions of this Section 9.03, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the Term of this Lease.

9.05                        If, by reason of a failure of Tenant to comply with the provisions of Section 8.01 or Section 9.01, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on the part of Tenant.  Notwithstanding the foregoing, subject to Section 9.02 Tenant’s office use of the Demised Premises for the permitted use under this Lease shall not subject Tenant to such obligation.

9.06                        If any dispute shall arise between Landlord and Tenant with respect to the incurrence or amount of any additional insurance premium referred to in Section 9.03, the dispute shall be determined by arbitration pursuant to Article 34.

9.07                        A schedule or make up of rates for the Building or the Demised Premises, as the case may be, issued by the New York Fire Insurance Exchange or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

ARTICLE 10
Rules and Regulations

10.01                 Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit D and made a part hereof, and such changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant’s business in the Demised Premises except as required by any governmental law, rule, regulation, ordinance or similar decree and provided that no such modifications, eliminations or additions would materially alter Tenant’s rights or obligations under this Lease and all of such Rules and Regulations and any modifications, eliminations or amendments thereto are commercially reasonable and to the extent applicable to all tenants of the Building are uniformly enforced against all tenants of the Building, or to the extent only applicable to particular tenants are uniformly enforced against them; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this Lease shall control.

10.02                 Subject to Section 10.01, Landlord shall not be liable to Tenant in any manner for the violation of any Rules and Regulations by any other tenant or its employees, agents or visitors.

ARTICLE 11
Tenant’s Changes

11.01                 All renovations, additions, installations, improvements and/or alterations of any kind or nature in the Demised Premises (hereinafter collectively referred to as “changes” and, as applied to changes provided for in this Article, “Tenant’s Changes”) shall require the prior written consent of Landlord in each instance not to be unreasonably withheld, conditioned or delayed provided, except as set forth below:

A.                                    The outside appearance or the strength of the Building or of any of its structural parts shall not be affected;

B.                                    No part of the Building outside of the Demised Premises shall be affected;

C.                                    The proper functioning of any of the mechanical, electrical, sanitary and other service systems of the Building shall not be materially adversely affected;

D.                                    In performing the work involved in making such changes, elsewhere in this Lease, Tenant shall be bound by and observe all of the conditions and covenants contained in this Article and by the Rules and Regulations contained in Exhibit D;

F.                                      Tenant’s Changes shall be performed only by contractors and subcontractors first approved by Landlord in writing such approval not to be unreasonably withheld, conditioned or delayed, including the sprinkler, security, life safety system, plumbing, electrical and other Building system subcontractors for the Building.  Tenant may use non-union labor.

G.                                    Notwithstanding the foregoing, Tenant may, with the consent of Landlord as to location and scope, run wiring, lines and conduits through shafts and other concealed portions of the Building and subject to Landlord’s consent not to be unreasonably withheld, conditioned or delayed connect to Building systems as may be reasonably appropriate for communications, internet access and other purposes pertaining to its business.

H.                                   Subject to the restrictions as set forth in paragraph 2.01, Tenant shall have the right to construct a working kitchen in the Demised Premises, subject to Landlord’s reasonable approval.

I.                                        Tenant also should be able to perform decorative work on notice to, but without Landlord’s consent.

J.                                        Landlord hereby approves Tenant’s sign package, as annexed hereto as Exhibit E.

11.02                 Before proceeding with any Tenant’s Changes, Tenant shall submit to Landlord full plans and specifications (if such plans and specifications are customarily prepared) and all changes and revisions thereto, for the work to be done for Landlord’s approval in accordance with Section 11.01 hereof.  Landlord reserves the right to engage an architect and/or engineer to review Tenant’s Changes.  Landlord shall have twenty (20) days to respond to any such request.  Should Landlord fail to respond within said twenty (20) days, Tenant may give Landlord a second five (5) days written notice containing the same request.  Should Landlord then fail to respond Landlord shall be deemed to have consented to Tenant’s request.  In the event that Landlord does so Tenant shall reimburse Landlord for the reasonable cost of such engagement as Additional Rent.  Landlord may, as a condition of its approval, require Tenant to make reasonable revisions in and to the plans and specifications.

11.03                 Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant’s Changes and for final approval thereof from public authorities having jurisdiction thereover upon completion and shall furnish copies thereof to Landlord, and cause Tenant’s Changes to be performed in compliance therewith and with all applicable laws and requirements of public authorities, and with all applicable requirements of insurance bodies, and in good and workmanlike manner, using materials and equipment at least equal in quality and class to the original installations in the Building.

Landlord shall sign any applications reasonably necessary and shall otherwise cooperate with Tenant, at no expense to Landlord in connection with matters arising in connection with Tenant’s Changes, under this Lease or with respect to the use and occupancy of the Demised Premises.  Landlord shall be entitled to engage an architect and/or engineer and/or consultant to review the applications and proposed Tenant’s Changes at Tenant’s expense as additional rent.  Landlord agrees to cap any such expense at $5,000.00 for the first year of the Term subject to increases in future years based upon changes in the Consumer Price Index for all Urban Consumers New York all Items 1982-1984=100.  Tenant’s Changes shall be performed in such manner as not to unreasonably interfere with or delay and (unless Tenant shall indemnify Landlord therefor to the latter’s reasonable satisfaction) as not to impose any additional expense upon Landlord in the construction, maintenance or operation of the Building or any portion thereof.  Throughout the performance of Tenant’s Changes, Tenant, at its expense, shall carry, or cause to be carried, worker’s compensation insurance in statutory limits and general liability insurance for any occurrence in or about the Building as set forth in herein, in which Landlord and its managing agent -Cape Advisors, Inc. shall be named as parties insured, in such limits as Landlord may reasonably prescribe, with insurance reasonably satisfactory to Landlord.  Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect at or before the commencement of Tenant’s Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant’s Changes.

11.04                 Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from Tenant’s Changes which shall be issued by the Department of Buildings or any other public or quasi-public authority having or asserting jurisdiction.  Tenant shall defend, indemnify and save harmless Landlord against any and all mechanic’s and other liens filed in connection with Tenant’s Changes, including the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures or articles so installed in and/or constituting part of the Demised Premises and against all reasonable costs, expense and liabilities incurred in connection with any such lien, security interest, conditional sale or chattel mortgage or any action or proceeding brought thereon.  Tenant, at its expense, shall initiate the satisfaction or discharge of all such liens within thirty (30) days after (a) Landlord makes written demand therefor, or (b) Tenant receives notice thereof, whichever occurs earlier and proceed diligently to conclusion.  If a lien is filed against Landlord, the Building or the Demised Premises in connection with any changes made by Tenant or any of its subtenants in or to the Demised Premises and if Tenant fails to discharge the lien, then in addition to any other rights and remedies available to Landlord, Landlord may take any action it deems reasonably necessary following the first to occur of the passage of forty-five (45) days or the institution of legal action to discharge such lien including without limitation, payment to the claimant on whose behalf the lien was filed and the application of all or any part of any security deposited with Landlord hereunder to any reasonable costs incurred by Landlord in connection with the discharge of any lien.  Tenant shall indemnify and bold Landlord harmless from and against all reasonable costs so incurred by Landlord without regard to any defense or offset that Tenant may have had against the claimant.  Neither Landlord’s curative action nor the reimbursement by Tenant shall cure Tenant’s default in this regard.

11.05                 Tenant agrees that the exercise of its rights pursuant to the provisions of this Article or any other provisions of this Lease shall not be done in a manner which would create any work stoppage, picketing, labor disruption or dispute or violate any union contracts affecting the Real Property nor material interference with the business of Landlord or any Tenant or occupant of the Building.  Landlord shall use commercially reasonable efforts to avoid any disturbance or dispute.  In the event of Tenant fails to cooperate with Landlord resulting in the occurrence of any condition described above arising, Tenant shall, immediately upon notice from Landlord, cease the manner of exercise of such right giving rise to such condition.  In the event Tenant fails to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any rights available to it under this Lease and pursuant to law, shall have the right to injunction upon notice.  With respect to Tenant’s Changes, Tenant shall make all arrangements for, and pay all Landlord’s established, reasonable and necessary charges incurred in connection therewith, including, without limitation, electricity, air-conditioning, standby and cooperating labor, physical protection measures, increased insurance, fire protection, security, carting and non-exclusive use of the freight elevator.

11.06                 Promptly after the completion of Tenant’s Changes, Tenant shall furnish to Landlord (i) a complete set of “as-built’’ plans and specifications, and (ii) the Department of Buildings evidencing satisfactory completion of Tenant’s Changes (commonly known as a “job signoff”).

11.07                 Tenant shall require all general contractors, and if there is no general contractor any plumbers and electricians engaged or employed by the Tenant and as to any other contractor shall use reasonable effort to get such contractor to indemnify and hold Tenant, Landlord, and Landlord’s Consultants, harmless against any loss, cost, expense, liability or damage and will hold them harmless from and pay any loss, cost, expense, liability or damage (including, without limitation, judgments, reasonable attorney’s fees, court costs, and the cost of appellate proceedings), which Landlord and/or Tenant incurs because of injury to or death of any person or on account of damage to property, including loss of use thereof, or any other claim arising out of, in connection with, or as a consequence of the performance of the work by the contractor and/or acts or omissions of the contractor or any of its officers, directors, employees, agents, agents, sub-contractors or anyone directly or indirectly employed by the contractor or anyone for whose acts the contractor may be liable as it relates to the scope of the construction contract.

11.08                 If a filing with the New York City Department of Buildings is legally required, no Alterations shall be undertaken (i) except under the supervision of a licensed architect or license professional engineer reasonably satisfactory to Landlord.

11.09                 Tenant will promptly upon the completion of an Alteration deliver to Landlord as- built CAD drawings (if available, but if not, then final working drawings with field notes if any) of any alterations Tenant has performed or caused to be performed in the Demised Premises.

11.10                 All alterations, installations, additions and improvements made and installed by Tenant, or at Tenant’s expense, upon the Demised Premises which are of a permanent nature and which cannot be removed without damage to the Demised Premises or Building (other than damages which is easily repaired) including, without limitation, heating, ventilation and air conditioning units, shall become the permanent property of Landlord, and shall remain upon and be surrendered with the Demised Premises as a part thereof at the end of the term.

11.11                 Where furnished by or at the expense of Tenant all furniture, furnishings and other personal property and trade fixtures, including, without limitation, murals, business machines and equipment, counters, screens, grille work, cages, partitions, metal railings, closets, free standing lighting fixtures and equipment, drinking fountains, semi-stationary partitions and any other movable property not connected to the Demised Premises or the Building’s systems which can be removed without damage to the building (other than damage which is easily repaired) shall remain the property of Tenant who shall remove all of the same prior to the expiration of the Term.

11.12                 If any of Tenant’s property described above is not removed on or prior to the expiration of the Term, the same shall be deemed abandoned and Landlord shall have the right to remove such property and to dispose of same without accountability to Tenant and at the sole cost and expense of Landlord.  In case of any damage to the Demised Premises or the Building resulting from the removal of such property, Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord’s reasonable cost in repairing such damage.  This obligation shall survive any termination of this Lease.

11.13                 Landlord and/or Landlord’s architect and/or engineer may enter the Demised Premises, on no less than 48 hours’ notice to Tenant, during normal business hours and in the presence of a Tenant representative, during the performance of the Initial Tenant’s Changes for purposes of inspecting same.

11.14                 Tenant is hereby notified that the Demised Premises is subject to the jurisdiction of the Landmarks Preservation Commission.  In accordance with Sections 25-305, 25-306, 25-309 and 25-310 of the Administrative Code of the City of New York and the rules set forth in Title 63 of the Rules of the City of New York, any demolition, construction, reconstruction, alteration or minor work as described in such sections and such rules within or at the Demised Premises is subject to the requirements of the Landmarks Preservation Commission.  Tenant is notified that such demolition, construction and reconstruction, alterations or minor work includes, but is not limited to, (a) work to the exterior of the Demised Premises involving windows, signs, awnings, flagpoles, banners and storefront alterations and (b) interior work to the Demised Premises that (i) requires a permit from the Department of Buildings or (ii) changes, destroys or affects an interior architectural feature of an interior landmark or an exterior architectural feature of an improvement that is a landmark or located on a landmark site or in a historic district.

11.15                 Tenant shall have the right , if Tenant chooses to do so, in its sole discretion, to strip paint off the brick walls of the Premises.  Tenant will furnish Landlord with copies of invoices for such work with evidence that the invoices having been paid for in full.  Upon receipt of such documentation, Landlord agrees to credit Tenant against the Fixed Rent due for the month which is the second full month after Tenant delivers such documentation with the lesser of (i) fifty (50%) percent of the proven cost of said work, or (ii) $15,000.00.

ARTICLE 12
Tenant’s Property

12.01                 All paneling, movable partitions, lighting fixtures, special cabinet work, other business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to or contribution from Landlord, and can be removed without material damage to the Building or the Demised Premises, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises, (all of which are sometimes called “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by it at any time during the Term of this Lease; provided that if any of Tenant’s Property is removed, Tenant or any party or person entitled to remove same shall promptly repair or promptly pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal.  Any equipment or other property, or any portion thereof, for which Landlord shall have granted any allowance or credit to Tenant or which has replaced such items originally provided by Landlord at Landlord’s expense shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered Tenant’s Property.

12.02                 INTENTIONALLY OMITTED.

12.03                 INTENTIONALLY OMITTED.

ARTICLE 13
Repairs and Maintenance

13.01                 Tenant shall take good care of the Demised Premises and the fixtures, equipment and appurtenances therein, and shall, at its sole cost and expense, promptly make all nonstructural repairs or replacements thereto as and when needed to preserve them in good working order and condition (unless caused by negligence of Landlord, its agents, employees or contractors (collectively, “Landlord Parties”), except for reasonable wear and tear, including, without limitation, as shall be required by reason of (i) the performance or existence of Tenant’s Changes (not to include Landlord’s Work and provided that Landlord notifies Tenant upon plan approval that such Tenant’s Changes will trigger this obligation), (ii) the installation, use or operation of Tenant’s Property in the Demised Premises, (iii) the moving of Tenant’s Property in or out of the Building, or (iv) the misuse or neglect of Tenant or any of its employees, agents or contractors.  Tenant, at its sole cost and expense, shall replace all scratched, damaged or broken doors or other glass in or about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and for the repair and maintenance of all lighting fixtures therein.

If and when reasonably necessary Landlord shall be responsible for and shall make all repairs and replacements to the sidewalks adjacent to the Building, subsurface conditions and structural elements of the Building and Building systems.

13.02                 Except as expressly otherwise provided in this Lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this Lease, or required by law, to make in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises, including, without limitation, any repairs and/or changes to the Building and/or the Demised Premises for purposes of obtaining the certificate of occupancy for the Building.

13.03                 Subject to the provisions of Articles 20 and 21 herein should any action of Landlord prevent Tenant from utilizing at least seventy-five (75%) percent of the Demised Premises for more than five (5) consecutive business days, the Fixed Rent shall abate until Tenant is able to resume the use at least twenty-five (25%) percent of the Demised Premises. Should Tenant be prevented from utilizing at least seventy-five (75%) percent of the Demised Premises for more than sixty (60) days Tenant shall have the right to terminate this Lease by giving written notice to Landlord no later than seventieth (70th) consecutive days and vacating no later than what would the ninetieth (90th) consecutive day, TIME BEING OF THE ESSENCE for Tenant as to both dates.

ARTICLE 14
Electricity

14.01                 Tenant shall obtain electricity for the Demised Premises on a direct meter basis, Tenant shall be responsible for and pay to the applicable utility all charges for electricity as measured by such meter.  Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements.  Any additional riser or risers to supply Tenant’s electrical requirements, upon written request to Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, unless, in Landlord’s reasonable judgment, the same will cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or interfere with or disturb other tenants or occupants.  In addition to the installation of such riser or risers, Landlord will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions.  Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation which Landlord represents is sufficient for ordinary office use.  It is further covenanted and agreed by the Tenant that all the aforesaid costs and expenses are chargeable and collectible as Additional Rent and shall be paid by the Tenant to the Landlord within ten (10) days after the rendering of any bill or statement to the Tenant therefor.  Tenant shall make no alterations or additions to the electric equipment and/or appliances without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding anything to the contrary herein, should electric service be interrupted for a period of more than five (5) consecutive business days through the sole fault of Landlord so as to prevent Tenant from using at least seventy-five (75%) percent of the Demised Premises, Fixed Rent shall abate until such service resumes and Tenant is able to resume the use of at least seventy-five (75%) percent of the Demised Premises.  Should such service interruption prevent Tenant from using at least seventy-five (75%) of the Demised Premises for more than sixty (60) days and be due to the sole fault of Landlord, Tenant shall have the right to terminate this Lease by giving written notice to Landlord no later than the seventieth (70th) consecutive day and vacating no later than the ninetieth (90th) consecutive day.  TIME BEING OF THE ESSENCE for Tenant as to both dates.

14.02                 Tenant agrees not to connect any additional electrical equipment of any type to the Building electric distribution system, beyond that on Tenant’s approved plans for initial occupancy, other than lamps, computers and other small office machines which consume comparable amounts of electricity, without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed, in each instance.  In no event shall Tenant use or install any fixtures, equipment or machines the use of which in conjunction with other fixtures, equipment and machines in the Demised Premises would result in an overload of the electrical circuits servicing the Demised Premises or the Building.

ARTICLE 15
Security Deposit

15.01                 Letter of Credit.  Subject to other provisions of this paragraph Tenant shall deliver to Landlord, upon Tenant’s execution of this Lease, a Letter of Credit (as hereinafter defined) in the amount of $105,787.50 and upon each anniversary of the Term or Renewal Term shall amend said Letter of Credit such that at all times the face amount of the Letter of Credit shall equal two (2) months then prevailing Fixed Rent as a guaranty for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease.  The letter of credit shall be in the form of a clean, irrevocable, non-documentary and unconditional stand-by letter of credit (the “Letter of Credit”) issued by and drawable upon any commercial bank, trust company, national banking association or savings and loan association with offices for banking purposes in the City of New York (the “Issuing Bank”) and in the event that the Issuing Bank is not located in the United States, the Letter of Credit shall be confirmed by any commercial bank, trust company, national banking association or savings and loan association with offices for banking purposes in the City of New York (the “Confirming Bank”), which, in each case, is then rated, without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation, “A” or better by Moody’s Investors Service or “A” or better by Standard & Poor’s Rating Service.  The Letter of Credit shall (a) name Landlord as beneficiary, (b) have a term of not less than one year, (c) permit multiple drawings, (d) be fully transferable by Landlord without the payment of any fees or charges by Landlord, and (e) otherwise be in form and content reasonably satisfactory to Landlord.  If upon any transfer of the Letter of Credit any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall specify that it is transferable without charge to Landlord.  If Landlord pays any such fees or charges, Tenant shall reimburse Landlord therefor upon demand.  The Letter of Credit and any confirmation thereof shall provide that it shall be automatically renewed (and confirmed, if required), without amendment or need for any other action, for consecutive periods of one year each thereafter during the Term, as the same may be extended (and in no event shall the Letter of Credit expire prior to the 45th day following the Expiration Date) unless the Issuing Bank or Confirming Bank sends duplicate notices (the “Non-Renewal Notices”) to Landlord by registered or certified mail, return receipt requested (one of which shall be addressed “Attention, Chief Legal Officer” and the other of which shall be addressed “Attention, Chief Financial Officer”), not less than 45 days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit or that the Confirming Bank has elected not to continue to confirm the Letter of Credit, as the case may

be.  The Issuing Bank shall agree with all beneficiaries, drawers, endorsers, transferees and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank (or Confirming Bank, if applicable) at an office location in New York, New York or by fax or mail to a banking office outside of New York.  The Letter of Credit shall be subject in all respects to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590, as the same may be amended or replaced.  Notwithstanding the foregoing Tenant may initially deposit with Landlord cash security in the amount of $105,787.50, provided that within sixty (60) days of execution of this Lease Tenant exchanges a Letter of Credit for such cash security.  Additionally during the Term or the Renewal Term, Tenant shall be entitled to exchange an existing Letter of Credit with another Letter of Credit compliant with this Article.

15.02                 Application of Proceeds of Letter of Credit.  If (a) an Event of Default by Tenant occurs in the payment or performance of any of the terms, covenants or conditions of this Lease, including the payment of Fixed Rent or Additional Rent after notice and expiration of any applicable cure period, (b) Tenant fails to make any installment of Fixed Rent or additional rent after notice and beyond any applicable grace period or (c) Landlord receives a Non-Renewal Notice or the credit rating of the Issuing Bank has been downgraded below the rating specified above and Tenant has failed, after 30 days’ notice from Landlord, to deliver a new Letter of Credit from a bank with a credit rating meeting the standard specified above and otherwise meeting the requirements set forth in this Article 15, Landlord shall have the right, by sight draft to draw, at its election, all or a portion of the proceeds of the Letter of Credit and thereafter hold, use, apply, or retain the whole or any part of such proceeds, (x) to the extent required for the payment of any Fixed Rent or any other sum as to which Tenant is in default including any damages which Landlord may, pursuant to this Lease, recover, whether such damages accrue before or after summary proceedings or other reentry by Landlord and/or (y) as cash proceeds to guaranty Tenant’s obligations hereunder, unless and until Tenant delivers to Landlord a substitute Letter of Credit which meets the requirements of this Article 15.  If Landlord applies any part of the cash proceeds of the Letter of Credit in accordance with the terms of this Lease, Tenant shall promptly thereafter amend the Letter of Credit to increase the amount thereof by the amount so applied or provide Landlord with an additional Letter of Credit in the amount so applied so that Landlord shall have the full amount thereof on hand at all times during the Term.  If Tenant shall comply with all of the terms, covenants and conditions of this Lease, the Letter of Credit or the cash proceeds thereof, as the case may be, shall be returned to Tenant within 30 days after the Expiration Date and after delivery of possession of the Demised Premises to Landlord in the manner required by this Lease.  If Landlord had no right to retain all or any portion of the Security Deposit, Landlord shall reimburse Tenant on demand for any reasonable attorneys’ fees incurred by Tenant in seeking to recover the Security Deposit when due.

ARTICLE 16
Landlord’s Services

16.01                 Landlord agrees to furnish to the Demised Premises and/or Building, as applicable, at no additional charge (unless otherwise provided for in this Lease) the following utilities and services:  (a) hot and cold water suitable for drinking, lavatory, toilet and ordinary cleaning purposes; (b) extermination and pest control when necessary which Tenant shall be required to pay as additional rent (at Landlord’s reasonable cost therefor); (c) janitorial services for the common areas of the Building; (d) elevator and freight elevator (at such time as the Building has a freight elevator) service; provided, however, that use of the freight elevator must be scheduled in advance with Landlord’s representative; (e) heating and air-conditioning at all times during the heating and air-conditioning seasons, respectively, Tenant to have full control of HVAC system; and (f) access to the Demised Premises twenty-four (24) hours per day, seven (7) days per week during the Term.  Additionally, Landlord (either directly or through a managing agent) shall manage, operate and administer the Building and keep common areas clean and in good order and condition.  Tenant, shall be responsible for cleaning the Demised Premises and for the removal of any rubbish from the Demised Premises.  Tenant shall deposit any rubbish in a street location to be designated by Landlord.  Tenant shall be solely responsible for the maintenance of HVAC system servicing the Demised Premises.  Provided that if Tenant obtains a monthly service contract for the HVAC system and the HVAC system is maintained pursuant thereto, and the failure of the HVAC system is not the fault of Tenant, Landlord shall be responsible for the replacement of the HVAC system or the enforcement of any existing warranty.

16.02      Landlord shall maintain the name of Tenant or any permitted subtenant on the Building directory.  In the event Tenant shall require additional or substitute listings on the Building directory, Landlord shall, to the extent space for such additional or substitute listing is available (as determined by Landlord, in its reasonable discretion) maintain such listings.  Tenant or any permitted subtenant shall have the right to place a sign on the main entrance to the Demised Premises and in the elevator lobby on any whole floor of the Building that it occupies, subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing Landlord’s consent shall not be required should Tenant install signage substantially similar to that which Tenant has (with Landlord’s prior approval) already installed on the third floor of the Building.

16.03      Landlord reserves the right, without any liability to Tenant, to stop service of any of the sanitary, elevator or other Building systems serving the Demised Premises, or the rendition of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord’s reasonable control. Notwithstanding the foregoing, if Tenant’s use of the systems, utilities and services for the Demised Premises are materially interfered with for five (5) days such that Tenant is precluded from using Demised Premises, Rent and Additional Rent and any other applicable charges thereafter shall abate until such material interference ceases.  In all events, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s business and to resolve the factors giving rise to the delay or interruption as expeditiously as possible.

16.04      For purposes of this Article 16 and as otherwise applicable under this Lease, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified:

(a)           “Business Day” shall mean Monday through Friday, but excludes all federal and state holidays, or the days on which the holidays are designated for observance,

including, without limitation:  New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving Day, and Christmas Day.

(b)           “Calendar Year” shall mean any period during the Term of this Lease or any extended term of this Lease, commencing on January l and ending on the next following December 31.

(c)           “Common Areas” shall mean all interior and exterior common areas, including, but not limited to, building signs, landscaping, paving, sidewalks, hallways, stairways, elevators, common entrances, lobbies, restrooms and other similar public areas and access ways, that are designated by Landlord for the non-exclusive use of the tenants of the Building.

ARTICLE 17
Access, Changes in Building Facilities, Name

17.01      Except as otherwise provided in this Lease, all portions of the Building except the inside surfaces of all walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance) and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purpose of operation, maintenance, decoration and repair, are reserved to Landlord.

17.02      Tenant shall permit Landlord to install, use, replace and maintain pipes, ducts and conduits within the demising walls, bearing columns and ceilings of the Demised Premises if required in connection with the activities performed under the provisions of clause (ii) of Section 17.03.

17.03      Landlord or Landlord’s agent shall have the right, upon request and at least one (1) business day notice to Tenant and in the presence of a Tenant representative (except in emergency under clause (ii) hereof or during the period that Tenant is performing any work in the Demised Premises) to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during regular hours, (i) to examine the Demised Premises and to show them to the fee owners, lessors of superior leases, holders of superior mortgages, or prospective purchasers, mortgagees or lessees of the Building as an entirety, and (ii) for the purpose of making such repairs in or to the Demised Premises or in or its facilities if required by this Lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities.  Landlord shall be allowed to take all materials into and upon the Demised premises that may be required for such repairs or maintenance, without liability to Tenant except any damage caused by Landlord’s negligence or misconduct.  Landlord shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or said structure.  In case of an emergency, oral notice shall be attempted.

17.04      During the period of six (6) months prior to the Expiration Date, Landlord may exhibit the Demised Premises to prospective tenants upon at least one (1) Business Day notice to Tenant.

17.05      Except as set forth in this Lease, Landlord shall have the right at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Tenant, (i) to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building, (ii) subject to the provisions of Section 1.04, to install a second (2nd) elevator and a second set of internal egress stairs in the Building and demolish the existing freight elevator shaft (the “Elevator-Stairway Work”) in the area shown on Exhibit A annexed hereto, provided however, Landlord shall: (a) provide Tenant with seven (7) days prior written notice of its intention to perform the work; (b) perform all demolition work on the second, third and fourth floors of the Building only during non-business hours; (c) take all measures to protect the security of Tenant, its employees and invitees and prevent any dust or debris from entering the Demised Premises during the performance of the work; (d) perform the work as expeditiously as possible and in a manner so as to minimize any interference with Tenant’s business at, or use of, the Demised Premises; (e) perform all work in accordance with all applicable laws; and (f) upon completion of the Elevator-Stairway Work, erect and paint new demising walls consistent with the Demised Premises and/or (iii) otherwise perform alterations to any portion of the Building (including, without limitation, in connection with Landlord’s efforts to obtain a certificate of occupancy for the Building), provided that any such changes do not (a) other than temporarily while such work is proceeding, reduce, interfere with or deprive Tenant of access to the Building or the Demised Premises except to a de minimus extent, or (b) reduce the rentable area of the Demised Premises provided, however, in the event that Landlord is required to perform any work (including, without limitation, the installation of elevators, stairs, mechanical equipment and/or building systems) in order to comply with any laws, ordinances and/or government rules and regulations and/or in order to obtain a certificate of occupancy for the Demised Premises and/or for the Building, and such work requires Landlord to permanently retain a portion of Demised Premises either a part of or adjacent to the Excluded Space not exceeding the floor area of the Excluded Space (i.e., 161 square feet), the Fixed Rent and Additional Rent shall be proportionately adjusted for the balance of the Term (and if applicable the Renewal Term) to the extent of the floor area either a part of or adjacent to the Excluded Space permanently retained by Landlord after such work is completed.  All parts (except surfaces facing the interior of the Demised Premises) of all walls, windows and doors bounding the Demised Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances), all balconies, terraces and roofs adjacent to the Demised Premises; all space adjacent to the Demised Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Demised Premises, and Landlord shall have the use thereof, as well as reasonable access thereto through the Demised Premises for the purposes of operation, maintenance, alteration, improvement, replacement, additions and repair, provided however that, any replacement of pipes or conduits within the Demised Premises shall be done in a concealed manner so as not to interfere with Tenant’s use of the Demised Premises.  Notwithstanding anything to the contrary set forth herein, should any work or alterations by Landlord, including without limitation, the Elevator-Stairway Work, interfere with Tenant’s access to or use of any portion of the Demised Premises for a period of more than five (5) consecutive business days, Fixed Rent shall abate until such interference ceases.  Should such work prevent Tenant from obtaining access to or using any portion of the Demised Premises for more than sixty (60) days, Tenant shall have the right to terminate this Lease by giving written notice to Landlord.  Also notwithstanding anything to the contrary set forth herein, should the Elevator-Stairway Work or any work or alterations performed by Landlord in the Building outside the Demised Premises delay or inhibit Tenant’s ability to obtain permits or approvals in connection with Tenant’s Changes, the free rent period provided for in Section 1.04(c) shall continue on a per diem basis for each day of such delay.  During regular business hours and on weekdays, all Elevator-Stairway Work shall be staged by Landlord within the Elevator-Stairway Work areas and the Excluded Space, provided however, if reasonably necessary after regular business hours and on weekends, Landlord shall be entitled to stage the Elevator-Stairway Work in areas adjacent to the Excluded Space.  Elevator-Stairway Work which requires work being performed simultaneously on the third (3rd) and fourth (4th) floor of the Building may only be performed after business hours (after 5:00 p.m. Monday through Friday or on weekends).

17.06      Landlord may adopt any name for the Building and Landlord reserves the right to change the name or address of the Building at any time.

17.07      For the purposes of this Lease/the term “landlord” means a landlord or lessor, and as used in this Lease means only the owner, or the mortgagee in possession for the time being, of the Land and Building (or the owner of a lease of the Building or of the Land and Building) of with the Demised Premises form a part, so that in the event of any sale or sales or conveyance, assignment or transfer of said Land and Building, or of said lease, or in the event of a lease of said Building, or of the Land and Building, the said Landlord shall be, and hereby is, entirely freed and relieved of all covenants and obligations of Landlord hereunder (except with respect to Tenant’s security deposit and any prepaid rent), and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the Land and Building, that the purchaser, grantee, assignee or transferee or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

ARTICLE 18
Notice Of Accidents

18.01      Tenant shall give notice to Landlord, promptly after Tenant obtains actual knowledge thereof, of (i) any accident in or about the Demised Premises for which Landlord might be liable, (ii) all fires in the Demised Premises, (iii) all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (iv) all damage to or defects in any parts or appurtenances of the Building’s sanitary, electrical, heating, ventilating, air-conditioning, elevator and other systems located in or passing through the Demised Premises or any part thereof.

ARTICLE 19
Non-Liability And Indemnification

19.01      Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, unless caused by or due to the negligence or willful misconduct of Landlord, its agents, contractors or employees occurring within the scope of their respective employments, it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as incident to the reasonable use of the Demised Premises for the purpose herein permitted, will be brought upon or be kept in the Demised Premises.

19.02      Tenant shall indemnify and save harmless Landlord and its agents against and from (a) any and all claims, costs or expenses (including, but not limited to reasonable counsel fees) (i) arising from (x) the conduct or management of the Demised Premises or of any business therein by Tenant during the Term of this Lease, or (y) any work or thing whatsoever done, or any condition created by Tenant in or about the Demised Premises during the Term of this Lease or during the period of time, if any, prior to the Term Commencement Date that Tenant may have been given access to the Demised Premises if arising due to Tenant’s actions, or (ii) arising from any negligent or otherwise wrongful act of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon.  Notwithstanding anything to the contrary, Tenant shall solely be obligated hereunder if such claims, costs or expenses arise in connection with Landlord’s negligence or willful misconduct but Tenant and Landlord shall have pari pasu liability based upon a determination of comparables fault.  In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord shall from time to time, pay all of Landlord’s costs and expenses incurred to resist and defend such action or proceeding.

19.03      Except as otherwise expressly provided in this Lease, this Lease and the obligations of Tenant hereunder shall be in no wise affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national other public emergency or shortages of fuel, supplies or labor resulting therefrom, acts of God or other like cause beyond Landlord’s reasonable control, and Tenant shall have no right of offset against any Fixed Rent or Additional Rent due hereunder for any reason whatsoever.

Wherever in this Lease a party agrees to indemnify the other, the indemnitee shall give prompt notice to the indemnitor of any claim, shall cooperate with the indemnitor in defense of the claim thereof as may be reasonably required and shall not settle such claim without indemnitor’s prior written consent, not to be unreasonably withheld, delayed or conditioned.

ARTICLE 20
Destruction or Damage

20.01      If the Building or the Demised Premises shall be partially or totally damaged or destroyed or rendered inaccessible by fire or other cause or any other factors such as, for example, damage to other parts of the Building or the areas surrounding the Building, floods, acts of terrorism, etc., then, whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this Lease shall not have been terminated as in this Article hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises, at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant’s Property nor to restore any of Tenant’s initial installations in and to the Demised Premises (except and to the extent that they become part of the realty and become Landlord’s property).

20.02      If the Building or the Demised Premises shall be partially damaged or partially destroyed or rendered inaccessible by fire or other cause or any other factors as set forth above, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered inaccessible or untenantable and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored.  If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the Demised Premises; provided, however, that should Tenant reoccupy a portion of the Demised Premises during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

20.03      If the Building shall be totally damaged or destroyed by fire or other cause, or if the Building shall be damaged or destroyed by fire or other cause (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than forty (40%) percent of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this Lease provided that Landlord terminates all other leases in the Building at the same time, by giving Tenant notice to such effect within one hundred eighty (180) days after the date of the casualty.  Tenant has a right to terminate this Lease on notice to Landlord at any time after any casualty occurs in the last year of the Term, affecting more than forty (40%) percent of the Demised Premises or more than forty (40%) percent of any other premises then leased to Tenant in the Building.  Such notice from Landlord or Tenant must be sent no later than 180 days after such damage or casualty.

In case of any damage or destruction mentioned in Section 20.01, 20.02 or 20.03 or in the event of any similar damage or destruction which prevents Tenant from utilizing more than thirty (30%) percent of the useable floor area of any other space rented by Tenant in the Building (unless the damage or destruction was caused by the actions of Tenant, its agents, contractors, employees and whether intentional, negligent or accidental), Tenant may terminate this Lease, by notice to Landlord, if Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the Demised Premises and any such other space rented by Tenant in the Building within 270 days from the date of such damage or destruction, or within such period after such date (not exceeding six (6) months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord’s reasonable control.

20.04      No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article.  In all events, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business and to remedy the factors giving rise to delay or interruption as expeditiously as possible.

20.05      Intentionally Deleted.

20.06      Landlord will not carry insurance of any kind on Tenant’s Property and shall not be obligated to repair any damage thereto or replace the same.

20.07      This Article 20 constitutes an express agreement governing any case of damage or destruction of the Demised Premises or the Building by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like nature and purpose now or hereafter in force, shall have no application in any such case.

ARTICLE 21
Eminent Domain

21.01      If the whole of the Building shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose, this Lease and the Term and estate hereby granted shall forthwith terminate as of the date of vesting of title in such taking (which date is hereinafter also referred to as the “date of the taking”), and the Fixed Rent and Additional Rent due hereunder shall be prorated and adjusted as of such date.

21.02      If only a part of the Building shall be so taken, this Lease shall be unaffected by such taking, except that Tenant may elect to terminate this Lease in the event of a partial taking, only if the remaining area of the Demised Premises shall not be reasonably sufficient for Tenant, in Tenant’s judgment exercised reasonably, to continue feasible operation of its business or access to the Demised Premises is impeded by a taking.  If on the date of the taking Tenant rents other space in the Building and the taking affects such other space and Tenant terminates its lease as to said other space, Tenant may simultaneously terminate this Lease.  Tenant shall give notice of such election to Landlord not later than thirty (30) days after (i) notice of such talking is given by Landlord to Tenant, or (ii) the date of such talking, whichever occurs sooner.  Upon the giving of such notice by Tenant this Lease shall terminate on the date of such talking and the Fixed Rent and Additional Rent due hereunder shall be prorated as of such termination date.  Upon such partial taking and this Lease continuing in force as to any part of the Demised Premises, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the Fixed Rent for the Demised Premises and Additional Rent shall be payable pursuant to Article 4 according to the rentable area remaining.

21.03      Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award, except as hereinafter expressly provided in this Article.  Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award.  Notwithstanding anything herein to the contrary, Tenant may, at its sole cost and expense, make a claim with the condemning authority for Tenant’s moving expenses, the value of Tenant’s fixtures or Tenant’s Changes which would not become part of the Building or property of the Landlord upon the expiration or sooner termination of the Term of this Lease, provided however that Landlord’s award is not thereby reduced or otherwise adversely affected.

21.04      If the temporary use or occupancy of or access to all or any part of the Demised Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi- public use or purpose during the Term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award for such taking which represents compensation for the use and occupancy of the Demised Premises and, if so awarded, for the taking of Tenant’s Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises.  This Lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the Fixed Rent and Additional Rent when due.  If the period of temporary use of occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use or occupancy of the Demised Premises (of a part thereof) shall be divided between Landlord and Tenant so that Landlord shall receive so much thereof as represents the period subsequent to the Expiration Date.  All moneys received by Landlord as, or as part of, an award for temporary use and occupancy for the period beyond the date to which the rents hereunder have been paid by Tenant, but prior to the Expiration Date, shall be received, held and applied by Landlord as a trust fund for payment of the Fixed Rent and Additional Rent due hereunder.

21.05      Subject to Tenant’s right to terminate under this Article, in the event of any taking of less than the whole of the Building which does not result in a termination of this Lease, or in the event of a taking for a temporary use of occupancy of all or any part of the Demised Premises which does not extend beyond the Expiration Date, Landlord, at its expense, and to the extent any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially a building standard condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises.

21.06      Should any part of the Demised Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article, then (i) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of rents or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this Lease, the Fixed

Rent hereunder shall be reduced and Additional Rents under Article 4 shall be adjusted in the same manner as is provided in Section 21.02 according to the reduction in rentable area of the Demised Premises resulting from such taking.

21.07      Any dispute which may arise between the parties with respect to the meaning or application of any of the provisions of this Article shall be determined by arbitration in the manner provided in Article 34.

ARTICLE 22
INTENTIONALLY OMITTED

ARTICLE 23
INTENTIONALLY DELETED

ARTICLE 24
Surrender

24.01      On the last day of the Term of this Lease, or upon any earlier termination of this Lease as provided hereunder or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord in reasonably good order, condition and repair, except for ordinary wear and tear, and Tenant repair the Demised Premises wherever such removal results in damage thereto.

24.02      In the event Tenant remains in possession of the Demised Premises, after the Expiration Date or the date of sooner termination of this Lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Demised Premises as a holdover tenant from month-to-month, at a monthly rent equal to two (2) times the sum of (i) the monthly installment of Fixed Rent then payable under this Lease, plus (ii) one-twelfth (1/12th) of the Additional Rent then payable under this Lease, subject to all of the other terms and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

ARTICLE 25
Conditions of Limitation

25.01      To the extent permitted by applicable law, this Lease, and the Term and estate hereby granted, are subject to the limitation that, whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall consent to, or acquiesce in, the appointment of a liquidator receiver, trustee, or other custodian of itself or the whole or any part of its properties or assets, or shall commence a voluntary case for relief under the United States Bankruptcy Code or file a petition or take advantage of any bankruptcy or insolvency act or applicable law of like import, or whenever an involuntary case under the United States Bankruptcy Code shall be commenced against Tenant, or if a petition shall be filed against it seeking similar relief under any bankruptcy or insolvency or other applicable law of like import, or whenever a receiver, liquidator, trustee, or other custodian of Tenant, or of, or for, substantially all of the property of, Tenant shall be appointed without Tenant’s consent or acquiescence, then, Landlord if such event continues for ninety (90) days, may give Tenant a notice of intention to end the Term of this Lease at the expiration of five (5) days from the date of service of such notice of intention, and, upon the expiration of said five (5) day period, this

Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date (unless such event shall cease before expiration of the 5 day period), but Tenant shall remain liable for damages as provided in Article 27.  As used in this Section 25.01, the term “Tenant” shall mean the then owner and holder of the interest and estate of the tenant under this Lease.

25.02      This Lease and the term and estate granted are subject to the further limitation that:

(a)           INTENTIONALLY OMITTED.

(b)           whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant’s obligations hereunder except for Tenant’s obligations to pay Fixed Rent and Additional Rent, and if such situation shall continue and shall not be remedied by Tenant within twenty (20) days after Landlord shall have given to Tenant a notice specifying the same, or in the case of a happening or default which cannot with due diligence be cured within a period of twenty (20) days if Tenant shall not, (i) within said twenty (20) day period advise Landlord of Tenant’s intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said twenty (20) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice of Landlord as shall reasonably be necessary, or

(c)           whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 7, or then in any of said cases set forth in the foregoing Subsections, (b), (c) Landlord may give to Tenant a notice of intention to end the Term of this Lease at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shalt terminate with the same effect as if that day were the Expiration Date (unless Tenant shall cure such default within such 5 day period), but Tenant shall remain liable for damages as provided in Article 27.

ARTICLE 26
Re-Entry By Landlord

26.01      If Tenant shall default in the payment of any installment of Fixed Rent, or of any Additional Rent, on any date upon which the same is to be paid, and if such default shall continue for five (5) days after Landlord shall have given to Tenant a notice specifying such default, or if this Lease shall expire as in Article 25 provided, Landlord or Landlord’s agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the

Demised Premises again as and of its first estate and interest therein.  The word re-enter, as herein used, is not restricted to its technical legal meaning.  In the event of any termination of this Lease under the provisions of Article 25 or if Landlord shall re-enter the Demised Premises under the provisions of this Article or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Fixed Rent and Additional Rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

26.02      In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction.  The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.  Make reciprocal.

26.03      If this Lease shall terminate under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding of action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance Fixed Rent or Additional Rent, security or otherwise, but such moneys shall be credited by Landlord against any Fixed Rent or Additional Rent due from Tenant at the time of such termination or re-entry or, at Landlord’s option, against any damages payable by Tenant under Article 27 or pursuant to law with any excess refunded to Tenant.

ARTICLE 27
Damages

27.01      If this Lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, the aggregate rental value of the Demised Premises for the same period, or sums equal to the Fixed Rent and the Additional Rent (as above presumed) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re- entry and until the Expiration Date; provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting any and all reasonable expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the reasonable expenses of reletting, including altering and preparing the Demised Premises for new tenants, but including brokers’ commissions, reasonable counsel fees and any other reasonable expenses properly chargeable against the Demised Premises and the rental therefrom;

it being understood that any such reletting may be for a period shorter or longer than the remaining Term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord.  If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis (for equivalent space) shall be made of the rent received from such reletting and of the expenses of reletting.  Landlord shall use commercially reasonable efforts to mitigate any damages payable by Tenant provided that Landlord shall not be required to enter into any lease where the fixed rent is less than the lesser of (i) fair market rental value of the Demised Premises along with all Additional Rent obligations under this Lease, or (ii) the Fixed Rent which otherwise would have been payable for the balance of the Term or Renewal Term along with all Additional Rent obligations under this Lease.

If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the Term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.

27.02      Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been so terminated under the provisions of Article 25, or under any provision of law, or had Landlord not re-entered the Demised Premises.  Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.  Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 27.01.

ARTICLE 28
Waivers

28.01      Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

28.02      In the event that Tenant is in arrears in payment of Fixed Rent or Additional Rent hereunder, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of any notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

28.03      Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

28.04      The provisions of Articles 14 and 16 shall be considered express agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord’s obligations with respect to such services unless Tenant agrees, in writing, to pay to Landlord, as Additional Rent, Landlord’s reasonable charges for any additional services provided.

ARTICLE 29
No Other Waivers Or Modifications

29.01      The failure of either party to insist in any one (1) or more instances upon the strict performance of any one (1) or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one (1) or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.  No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

29.02      The following specific provisions of this Section 29.02 shall not be deemed to limit the generality of any of the foregoing provisions of this Article:

(a)           No agreement to accept surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord.  The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this Lease or a surrender of the Demised Premises.  If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant’s account, Landlord or its agents is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant’s property in connection with such subletting except if such loss or damage is caused by Landlord’s negligence or willful misconduct.

(b)           The receipt by Landlord of rent with knowledge of breach of any obligation of this Lease shall not be deemed a waiver of such breach.

(c)           No payment by Tenant or receipt by Landlord of a lesser amount than the correct Fixed Rent or Additional Rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

ARTICLE 30
Curing Tenant’s and Landlord’s Defaults, Additional Rent

30.01      (a)           If Tenant shall default in the performance of any of Tenant’s obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of (i) five (5) Days from the date Landlord gives Tenant notice of intention so to do, or such longer period as reasonably necessary if such default cannot be cured within a five day period, or (ii) the applicable grace period provided in Section 25.02 or elsewhere in this Lease for cure of such default, whichever occurs later.

(b)           If Landlord shall default in the performance of any of Landlord’s obligations under this Lease, Tenant, without thereby waiving such default, may (but shall not be obligated to), perform the same for the account and at the reasonable expense of Landlord, without notice in the case of an emergency (with prompt notice given to Landlord thereafter), and in any other case, only if such default continues after expiration of ten (10) business days from the date Tenant gives Landlord notice of intention to do so, or such longer period as reasonably necessary if such default cannot be cured within a such ten (10) day period, Tenant shall have the right to offset such expense against up to 25% of Fixed Rent per month until reimbursed.

(c)           If more than once during the Term and if the Renewal Term is applicable, once during the Renewal Term in any twelve month period Tenant is late in making any payment due to Landlord under this Lease for five (5) or more Business Days after notice thereof, then upon the next such occurrence in either the Term or the Renewal Term, interest shall become due and owing to Landlord on such payment from the date when it was due computed at a rate equal to the lower of twelve (12%) percent per annum or the highest rate then permitted by applicable law.  In addition, a “Late Charge” of five (5%) percent of any installment of Fixed Rent or Additional Rent paid more than five (5) Business Days after the due date thereof for each monthly period or portion thereof that the same remains unpaid, such Late Charge to cover the extra expense involved in handling delinquent payments.

30.02      Bills for any reasonable expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all reasonable costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the Fixed Rent or Additional Rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this

Lease, or pursuant to law, including any such reasonable cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished, or rendered by Landlord or at its instance to Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord’s option, and, shall be due and payable within 30 days after receipt of such bills by Tenant or such longer period provided in such bills.

ARTICLE 31
INTENTIONALLY OMITTED

ARTICLE 32
Notices

32.01      All notices, demands, elections and other communications desired or required to be delivered or given under this Lease shall be in writing, and shall be deemed to have been delivered and given when delivered by hand, provided such delivery occurs before 5:00 P.M. on a business day (i.e., Monday thru Friday, exclusive of all days on which commercial banks in New York State are required by law to be closed), otherwise on the next business day, or on the third (3rd) business day after the same have been mailed by first class registered or certified mail, postage prepaid, or one (1) business day after delivery to an overnight courier such as FedEx or UPS for next business day delivery, enclosed in a securely sealed envelope addressed to the party to which the same is to be delivered or given, in all cases, at such party’s address as set forth in this Lease or at such other address as said party shall have designated in writing in accordance with this Article 32.  Notices to Landlord shall be sent to 5 Crosby Street, New York, New York 10013, Attention: Raymond Eng, with a copy by like means to Cape Advisors, Inc., 485 Broadway, 5th Floor, New York, New York 10013, Attention: David Kronman, and with respect to any default notices from Tenant to Landlord, a copy by like means to Borah, Goldstein, Altschuler, Nahins & Goidel, P.C., 377 Broadway, New York, New York 10013 , Attention: Eric M. Goidel, Esq.  Notices to Tenant shall be sent to the address set forth above and to the Demised Premises, with a copy simultaneously sent, by FedEx or overnight mail, to Marcus Rosenberg & Diamond LLP, 488 Madison Avenue, 17th Floor, New York, New York, 10022, Attn: Jeffrey M. Diamond, Esq.

ARTICLE 33
Estoppel Certificate

33.01      Landlord and Tenant agree, at any time and from time to time, as reasonably requested by the other, upon not less than ten (10) Business Days’ prior notice, to execute and deliver to the other statement certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and whether any options granted to Tenant pursuant to the provisions of this Lease have been exercised, (b) certifying the dates to which the Fixed Rent and Additional Rent have been paid and the amounts thereof, and stating whether or not, to their actual knowledge, the other is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which they may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom Landlord or Tenant may be dealing.

ARTICLE 34
Arbitration

34.01      Either party may request arbitration of any matter in dispute only wherein arbitration is expressly provided in this Lease as the appropriate remedy for such matter.  The party requesting arbitration shall do so by giving notice to that effect to the other party, and both parties shall promptly thereafter jointly apply to the American Arbitration Association (or any organization successor thereto) in the City and County in which the Building is located for the appointment of a single arbitrator.

34.02      The arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the City and County in which the Building is located.  In rendering such decision and award, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this Lease.

34.03      If for any reason whatsoever a written decision and award of the arbitrator shall not be rendered within sixty (60) days after the appointment of such arbitrator, then at any time thereafter before such decision and award shall have been rendered either party may apply to the Superior Court of the State of New York or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this Lease.

34.04      All the expenses of the arbitration shall be borne by the parties equally.

ARTICLE 35
No Other Representations,
Construction, Governing Law, Consents

35.01      Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease.  This Lease and said other written agreement(s) made concurrently herewith are hereinafter referred to as the “lease documents”.  It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the lease documents, which alone fully and completely express their agreements and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in the lease documents, made by the other.

35.02      If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

35.03      This Lease shall be governed by and construed in accordance with the laws of the State of New York.

35.04      Wherever in this Lease Landlord’s consent or approval is required, if Landlord shall refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval.  Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.  In the event that during the Term or any Renewal Landlord is adjudicated to have acted unreasonably on three (3) distinct occasions, upon the fourth adjudication of unreasonableness, Tenant shall additionally be entitled to seek Tenant’s actual damages resulting therefrom.  Landlord and Tenant agree that except where Tenant is seeking injunctive relief or specific performance, any claim of Tenant covered by this paragraph may be submitted to arbitration pursuant to Article 34.

ARTICLE 36
Parties Bound

36.01      The obligations of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 7 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 25.  However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article and except for any lender each successor shall be deemed to have assumed all covenants and liabilities whether accruing before or after such transfer.

36.02      If Landlord shall be an individual, joint venture, tenancy in common, co-partnership, unincorporated association, or other unincorporated aggregate of individuals and/or entities or a corporation, Tenant shall look only to such Landlord’s estate and property in the Building (or the proceeds thereof) and, where expressly so provided in this Lease, for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord or any partner, member, officer or director thereof, disclosed or undisclosed shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Demised Premises.

ARTICLE 37
Certain Definitions And Construction

37.01      The various terms which are italicized and defined in other Articles of this Lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and such Exhibits for all purposes of this Lease and all agreements supplemental thereto, unless the context shall otherwise require.

37.02      All references in this Lease to numbered Articles, numbered Sections and lettered Exhibits are references to Articles and Sections of this Lease, and Exhibits annexed to (and thereby made part of) this Lease, as the case may be, unless expressly otherwise designated in the context.

ARTICLE 38
Adjacent Excavation - Shoring

38.01      If an excavation or other substructure work shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford access to the Demised Premises for the purpose of doing such work as shall be necessary to preserve the wall of the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent, provided that (a) the person performing such work, before commencing same, shall furnish Tenant with such insurance and other security as Tenant would be reasonably and customary under the circumstances, and (b) access shall be provided only if required by law or if no other reasonable alternative method to perform the work is available.

ARTICLE 39
Legal Fees

39.01      (a)           If Landlord shall bring any action for any relief against Tenant, including without limitation, but not limited to general commercial litigation, bankruptcy and appellate actions, arising out of Tenant’s breach of this Lease, including suit by Landlord for the recovery of rent or possession of the Demised Premises, the Tenant shall reimburse the Landlord for all reasonable attorneys’ fees and disbursements incurred by the Landlord in such suit if Landlord is the substantially prevailing party.

(b)           If Tenant shall bring any action for any relief against Landlord, including without limitation, but not limited to general commercial litigation, bankruptcy and appellate actions, arising out of Landlord’s breach of this Lease, including defense by Tenant against an action commenced by Landlord for the recovery of rent or possession of the Demised Premises, the Landlord shall reimburse the Tenant for all reasonable attorneys’ fees and disbursements incurred by the Tenant in such suit if Tenant is the substantially prevailing party.

ARTICLE 40
INTENTIONALLY OMITTED

ARTICLE 41
INTENTIONALLY OMITTED

ARTICLE 42
INTENTIONALLY OMITTED

ARTICLE 43
Renewal Option

43.01      Provided Tenant is not then in default under any of the terms, (monetary or other nonmonetary, but material) covenants or conditions of this Lease on Tenant’s part to be observed or performed beyond Notice and applicable cure, Tenant shall have the option to renew this Lease and the Term for a renewal term of five (5) years (referred to herein as the “Renewal Term”) commencing on the day immediately succeeding the Expiration Date and ending, unless sooner terminated pursuant to the provisions of this Lease or pursuant to law, on the day preceding the fifth anniversary thereof (referred to as the “Extended Expiration Date”).  If Tenant exercises such option in accordance with the provisions and limitations of this Article, the phrase “Term” as used in this Lease shall mean the initial five-year Term and the Renewal Term and this Lease and the Terms shall be renewed for such Renewal Term upon a Fixed Rent as follows:

Period	Total Annual Fixed Rent	Monthly Fixed Rent
2/1/2019 to 1/31/2020	$744,187.68	$62,015.64
2/1/2020 to 1/31/2021	$758,203.44	$63,183.62
2/1/2021 to 1/31/2022	$772,499.52	$64,374.96
2/1/2022 to 1/31/2023	$787,081.56	$65,590.13
2/1/2023 to 1/31/2024	$801,955.08	$66,829.59

Except as otherwise provided herein, all other executory terms, covenants and condition contained in this Lease and the Expiration Date of the Lease shall be deemed extended to the Extended Expiration Date.

43.02      The option set forth herein may only be exercised by notice (“Renewal Notice”) given by Tenant to Landlord on or prior to April 30, 2018 (the “Notice Date”).  TIME IS OF THE ESSENCE with respect to the exercise of such option.  Tenant shall not have the right to give any such notice after the Notice Date, and any notice given after the Notice Date purporting to exercise such option shall have no force and effect.  Landlord, within 30 days after Tenant’s request, shall confirm in writing to Tenant (“Landlord Confirmation”) whether Landlord has received the Renewal Notice and whether such Notice has been properly sent to Landlord (and, if not, setting forth any defects in such Notice or delivery thereof).  Landlord’s failure to send the Landlord Confirmation within such 30 day period shall constitute Landlord’s acceptance thereof and waiver of any right to object thereto.  If Landlord, within such 30 day period, shall notify Tenant of any defects in the Renewal Notice or delivery thereof, Tenant shall have the right to send a revised Renewal Notice at any time prior to the deadline for sending such Renewal Notice under this Section and the provisions of this paragraph shall apply fully to such revised Renewal Notice and any subsequent Renewal Notice.

43.03      Tenant, upon request of Landlord, from time to time, will execute and deliver to Landlord an instrument in form reasonably satisfactory to Landlord stating whether or not Tenant has exercised the option contained in the provisions of the Section.

ARTICLE 44
Unavailability of Demised Premises

44.01                 Landlord shall send Tenant written notice when the Demised Premises are substantially completed and ready for Tenant’s occupancy (the “Demised Premises Availability Notice”), but in no event shall Tenant be required to accept delivery of possession of the Demised Premises prior to November 15, 2014.  Landlord agrees that in the event Landlord anticipates that it will be unable to deliver the Demised Premises to Tenant with Landlord’s Work substantially completed by November 15, 2014.  Landlord will notify Tenant of this anticipated state of facts on or before October 16, 2014.  Thereafter shall keep Tenant apprised of the status of its efforts to deliver possession of the Demised Premises with Landlord’s Work substantially completed.  For purposes of this Article, “substantially completed” means that Landlord’s Work has been fully completed except for minor punch-list items, the failure to have completed which will not interfere with Tenant’s use of the Demised Premises for the permitted purposes set forth herein and provided that such items can reasonably be completed within 30 days after delivery of possession of the Demised Premises (and Landlord hereby agrees to complete such punch-list items within such 30-day period.

44.02                 If Landlord shall have not sent the Demised Premises Availability Notice by November 17, 2014 or if, after sending such Notice by such date, Landlord is unable to deliver possession of the Demised Premises to Tenant with Landlord’s Work substantially completed and otherwise in the condition required by this Lease by December 31, 2014, TIME BEING OF THE ESSENCE with respect to each such date, Tenant will have the option to terminate this Lease by giving written notice (“Tenant’s Cancellation Notice”) to Landlord by January 10, 2015, TIME BEING OF THE ESSENCE for Tenant to give such Tenant’s Cancellation Notice.  Should Tenant either decline to give, fail to timely give, or fail to give Tenant’s Cancellation Notice, and should Landlord not have given the Demised Premises Availability Notice by February 14, 2015 or if, after sending such Notice by such date, Landlord is unable to deliver possession of the Demised Premises to Tenant with Landlord’s Work substantially completed and otherwise in the condition required by this Lease by March 31, 2015, TIME BEING OF THE ESSENCE with respect to each such date, Tenant shall be accorded a second right to terminate this Lease by giving Tenant’s Cancellation Notice to Landlord no later than April 5, 2015, TIME BEING OF THE ESSENCE for Tenant to give such Tenant’s Cancellation Notice.  Thereafter commencing with April, 2015 should the Demised Premises Availability Notice not be given to Tenant by the end of a given month, Tenant shall have five (5) days into the next month to give Landlord Tenant’s Cancellation Notice, TIME BEING OF THE ESSENCE each month for Tenant to give such Tenant’s Cancellation Notice.  In addition, if, after sending such Notice prior to the end of any month, Landlord is unable to deliver possession of the Demised Premises to Tenant with Landlord’s Work substantially completed and otherwise in the condition required by this Lease 45 days thereafter, TIME BEING OF THE ESSENCE with respect to each such date, Tenant shall be accorded a second right to terminate this Lease by giving Tenant’s Cancellation Notice to Landlord no later than five days after expiration of such 45 day period.  TIME BEING OF THE ESSENCE for Tenant to give such Tenant’s Cancellation Notice.  The giving by Landlord to Tenant of the Demised Premises Availability Notice before Tenant has given any Tenant’s Cancellation Notice shall extinguish any right of Tenant to cancel this Lease pursuant to this provision but only with respect to the deadline for having sent such Notice - Tenant shall retain its termination options if, after timely providing any such Notice,

Landlord fails to deliver possession of the Demised Premises to Tenant with Landlord’s Work substantially completed and otherwise in the condition required by this Lease by the deadline for such delivery under this Section.  Without limiting any of the foregoing provisions, the parties acknowledge that, in all events, Tenant shall be entitled to 45 days’ prior notice of Landlord’s anticipated delivery of possession of the Demised Premises with Landlord’s Work substantially completed and otherwise in the condition required by this Lease.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

5 CROSBY STREET INC., Landlord

By:	/s/ Wun Mun Eng
Name: Wun Mun Eng
Title: President

BLUE APRON, INC., Tenant

By:	/s/ Matt Salzberg
Name: Matt Salzberg
Title: CEO

EXHIBIT A

FLOOR PLAN

[see attached]

EXHIBIT B

LANDLORD’S WORK

1.                                      Floors will be sanded and stained.- Tenant choice of stain color

2.                                      All existing signage will be removed and any damage from such removal repaired.

3.                                      Drywall will be repaired where damaged and repainted - consistent and uniform appearance — if touch-ups can’t do that, repaint the wall.

4.                                      HVAC will be in working order and the system will be similar to what is installed on the Third Floor.

5.                                      Bathrooms will be finished similar to the Third Floor and shall be in working order.  Landlord will add one additional unisex bathroom stall adjacent to the existing women’s bathroom in the Premises.  Such additional bathroom shall be in compliance with ADA and all other laws.

6.                                      Landlord will install building standard track lights per Tenant’s electrical plans.  If Tenant wants more expensive light fixtures installed then Tenant will pay the incremental cost to supply and install the upgraded fixture.

7.                                      Electric supply will be similar to that of the Third Floor and in good working order.

8.                                      All building systems servicing the Demised Premises shall be in good working order.

All Landlord’s Work shall be performed in a first class, workman like manner, in accordance with all applicable laws, with all permits, approvals and sign-offs obtained from governmental authorities.

EXHIBIT D

RULES AND REGULATIONS

EXHIBIT D

RULES AND REGULATIONS

1.                                      Tenant shall not obstruct or permit its employees, agents, servants, invitees or licensees to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways, escalators or elevators of the Building, or use the same in any way other than as a means of passage to and from the Demised Premises Building; bring in, store, test or use any materials in the Building which could cause a fire or any explosion or produce any fumes or vapor; make or permit any improper noises in the Building; smoke in any elevator; throw substances of any kind out of windows or doors, or down the passages of the Building, or in the halls or passageways; sit on or place anything upon the window sills; or clean the windows.

2.                                      Waterclosets and urinals shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them.  Waste and excessive or unusual use of electricity or water is prohibited.

3.                                      The windows, doors, partitions and lights that reflect or admit light into the halls, or other places of the Building shall not be obstructed.  NO SIGNS, ADVERTISEMENTS OR NOTICES SHALL BE INSCRIBED, PAINTED, AFFIXED OR DISPLAYED IN, ON, UPON OR BEHIND ANY WINDOWS, except as may be required by law or consented to in writing by Landlord; and no sign, advertisement or notice shall be inscribed in writing by Landlord; and no sign, advertisement or notice shall be inscribed, printed or affixed on any doors, partitions or other part of the inside of the Building, without the prior written consent of the Landlord, not to be unreasonably withheld, conditioned or delayed.

4.                                      No contract of any kind with any supplier of water, removal of waste paper, rubbish or garbage, or other like service shall be entered into by Tenant, nor shall any vending machine of any kind be installed in the Building, without the prior written consent of Landlord, not to be unreasonably withheld, conditioned, or delayed.

5.                                      When electric wiring and/or data or phone wiring of any kind is introduced, it must be installed as per code and/or as directed by Landlord, and properly suspended, no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only by contractors approved by Landlord.

6.                                      Landlord shall have the right to reasonably prescribe the weight, size and position of all safes and other bulky or heavy equipment and all freight brought into the Building by any tenant and the time of moving the same in end out of the Building.  All such moving shall be done under the supervision of Landlord.  Landlord will not be responsible for loss of or damage to any such equipment or freight from any cause; but all damage done to the Building by moving or maintaining any such equipment or freight shall be repaired at the expense of Tenant.  All safes shall stand on a base of such size as shall be designated by Landlord.  Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

7.                                      Except as otherwise provided for in the Lease no machinery of any kind or articles of unusual weight or size will be allowed in the Building, without the prior written consent of Landlord not to be unreasonably withheld, conditioned or delayed.  Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, insettings sufficient, in Landlord’s reasonable judgment, to absorb and prevent vibration, noise and annoyance to other tenants.

8.                                      No additional or different lock or locks shall be placed by Tenant on any door to the Demised Premises, without the prior written consent of Landlord which shall not be unreasonably withheld.  One (1) set of keys will initially be furnished to Tenant by Landlord for each lockset in the Demised Premises; any additional keys requested by Tenant shall be paid for by Tenant.  Tenant, its agents and employees, shall not have any duplicate key made.  All keys to doors and washrooms shall be returned to Landlord on or before the Expiration Date, and, in the event of a loss of any keys furnished, Tenant shall pay Landlord the cost thereof.

9.                                      Landlord shall be entitled to reasonably object to Tenant’s engaging of any person or persons for the purpose of cleaning the Demised Premises, without the prior written consent of Landlord.  Landlord shall not be responsible to Tenant for any loss of property from the Demised Premises however occurring, or for any damage done to the effects of Tenant by such janitors or any of its employees or by any other person or any other cause.

10.                               No vehicles or animals of any kind shall be brought into or kept in or about the Demised Premises.

11.                               The requirements of Tenant will be attended to only upon application at the office of Landlord.  Employees of Landlord shall not perform any work for Tenant or do anything outside of their regular duties, unless under special instructions from Landlord.

12.                               The Demised Premises shall not be used for lodging or sleeping purposes.

13.                               Tenant shall not: Conduct, or permit any other person to conduct, any auction upon the Demised Premises; manufacture or store goods or merchandise upon the Demised Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business, permit the Demised Premises to be used for gambling; make any unusual noises in the Building; permit to be played any musical instrument in the Demised Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenant; or subject to relevant provisions of the Lease related to cooking permit any unusual odors to be produced in the Demised Premises.

14.                               No awnings or other projections shall be attached to the outside walls of the Building.  No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Demised Premises, without the prior written consent of Landlord.  Such curtains, blinds and shades must be of a quality, type, design, and color, and attached in a manner approved by Landlord.

15.                               Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

16.                               There shall not be used in the Demised Premises or in the Building either by Tenant or by others in the delivery or receipt of merchandise, supplies or equipment, any hand trucks except those equipped with rubber tires and side guards.  No hand trucks will be allowed in passenger elevators.

17.                               Tenant before closing and leaving the Demised Premises, shall ensure that all entrance doors are locked.

18.                               INTENTIONALLY OMITTED.

19.                               Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building:  (a) The exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name of the Building in its business address and for no other purpose; (b) The right to change the name or address of the Building, without incurring any liability to Tenant for so doing; (c) The right to install and maintain a sign or signs on the exterior of the Building; (d) The exclusive right to use or dispose of the use of the roof of the Building; (e) The exclusive right to limit the amount of space on the directory of the Building to be allotted to Tenant to that commensurate with the space allocated to other tenants of the Building; (f) The right to grant to anyone the right to conduct any particular business or undertaking in the Building.

20.                               Subject to the express uses of Tenant’s kitchen provided for in the Lease, Tenant shall not use the Demised Premises or permit the Demised Premises to be used for the sale of food or beverages for consumption.

EXHIBIT E

TENANT’S SIGN PACKAGE

First Amendment to Lease Agreement

First Amendment to Lease Agreement dated as of this 30th day of April 2015 between 5 Crosby Street, Inc., a New York corporation having an office at c/o Cape Advisors, Inc., 483 Broadway, 5th Floor, New York, New York 10013 (herein and after called “Landlord”) and Blue Apron, Inc., a Delaware corporation having an office at 5 Crosby Street, New York, New York 10013 (herein and after called “Tenant”).

WITNESSETH:

WHEREAS, by lease dated February 10, 2014 (the “Third Floor Lease”) Landlord leased to Tenant and Tenant leased from Landlord the Third Floor (“Third Floor Premises:) in the building known as and located at 5 Crosby Street/22 Howard Street, New York, New York (the “Building”); and

WHEREAS, the Third Floor Lease was modified by Lease Amendment and Modification dated October 18, 2014 (“Third Floor Lease Amendment”).

WHEREAS, by lease dated October 28, 2014 (the “Fourth Floor Lease”) Landlord leased to Tenant and Tenant leased from Landlord the Fourth Floor (“Fourth Floor Premises”) in the Building; and

WHEREAS, for the purposes of this Agreement, the Third Floor Lease as amended by the Third Floor Lease Amendment and the Fourth Floor Lease shall be collectively referred as the “Leases”; and

WHEREAS, as part of its security measures, Landlord has installed an electronic security system in the Building (“Security System”) and provided its tenants and Landlords’ employees with a key fob to be able to access the entrance door and other doors to the Building;

WHEREAS, the Security System is maintain by and monitored by an outside vendor, DGA Security Systems, Inc. (“DGA”); and

WHEREAS, Tenant has approached Landlord and requested from Landlord that Tenant be allowed to integrate the Security System into the elevator servicing the Third Floor Premises and the Fourth Floor Premises, such that only employees of Tenant, and employees of Landlord shall be able to access either the Third Floor Premises or the Fourth Floor Premises; and

WHEREAS, the modification of the Security System for the benefit of Tenant in the elevator will require a modification to the elevator including charges to the control panel in the Building elevator; and

WHEREAS, Landlord utilizes the services of Greyhound Elevator Service Corp. (“Greyhound”) to maintain the Building elevator; and

WHEREAS, Landlord is willing to allow Tenant to modify the Security System and to modify the elevator upon the terms and conditions contained herein,

NOW, THEREFORE, in consideration of the foregoing premises it is agreed between Landlord and Tenant as follows:

1)                                     Landlord consents to Tenant engaging the services of DGA to modify the Security System to allow for the monitoring of access to the Third Floor Premises and Fourth Floor Premises from the Building elevator.

2)                                     Tenant will obtain a proposal from DGA for the modification of the Security System and the installation by DGA of any required equipment in the Building elevator.  Prior to DGA performing any work in the Building or in the Building elevator, Tenant will arrange for the forwarding to Landlord of a proposal from DGA, such proposal to be signed by Tenant, but such proposal subject to Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.  The proposal from DGA shall provide that Tenant shall be responsible for all costs associated with the modification of Security System.  Prior to performing any work, Tenant will arrange for DGA to furnish Landlord, Landlord’s managing agent and any other party with an interest in the Building (whom Tenant has previously been informed of in writing) with an insurance certificate naming all such parties as additional insured in limits as currently required by Landlord from contractors performing work in the Building.

3)                                     Tenant will obtain a proposal from Greyhound for the modification of the elevator control panel.  Prior to Greyhound performing any work to the elevator control panel, Tenant will arrange for the forwarding to Landlord of a proposal from Greyhound, such proposal to be signed by Tenant, but such proposal subject to Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.  The proposal shall provide that Tenant shall be responsible for all costs associated with the modification of the elevator control panel.  Prior to performing any work, Tenant will arrange for Greyhound to furnish Landlord, Landlord’s managing agent and any other party with an interest in the Building (whom Tenant has previously been informed of in writing) with an insurance certificate naming all such parties as additional insured in limits as currently required by Landlord from contractors performing work in the Building.

4)                                     Tenant acknowledges that the failure of Tenant to pay either DGA or Greyhound for the work to be performed may entitle DGA or Greyhound to file a mechanic’s lien against the Building.  Tenant acknowledges and reaffirms its obligation under the provisions of paragraph 11.04 of the Leases to avoid the placement of mechanics’ liens on the building.

5)                                     Following the modification of the Security System, Landlord has been advised that DGA will increase its monitoring service charges to Landlord in the sum of $125.00 per month.  Tenant consents to Landlord billing that additional charge to Tenant on a monthly basis as additional rent.  Should DGA or any replacement company thereafter ever increase the charge associated with Security System monitoring thereafter, Landlord shall, after providing Tenant reasonably acceptable evidence of any such increased charge, increase the additional rent payable by Tenant on account thereof by the same percentage that DGA or any replacement company increased the overall charge to Landlord.

6)                                     While Landlord will be generally be responsible for the maintenance of the elevator and the elevator control panel, to the extent there are any future charges from either Greyhound or any replacement elevator maintenance company solely on account of the isolation of the Third Floor Premises and Fourth Floor Premises, Landlord shall be entitled to bill the Tenant for the reasonable, actual cost thereof as additional rent.

7)                                     Within ten days of the date of execution of this Agreement, Tenant agrees to pay to Landlord as additional rent, Landlord’s actual legal expenses incurred in the preparation of this Amendment, not to exceed the sum of $1,000.00.

8)                                     Tenant will provide Landlord with up to four (4) key fobs for access to the Third Floor Premises and the Fourth Floor Premises.

9)                                     With the exception of the foregoing the Lease continues in full force and effect as only as modified by this Agreement.

10)                              This Agreement may be executed in one or more counterparts.

IN WITNESS WHEREOF, the parties have hereto set their names as of the date and year first above written.

5 CROSBY STREET INC.		BLUE APRON, INC. Tenant

By:	/s/ Wun Mun Eng	By:	/s/ Matthew Salzberg
Name:	Wun Mun Eng	Name:	Matthew Salzberg
Title:	President	Title:	Chief Executive Officer